EXHIBIT 10.10
         DEED OF LEASE

         THIS DEED OF LEASE, dated this 17 day of June, 1997, by and between Opus East, L.L.C., a Delaware limited liability company, ("Landlord") and Stanford Telecommunications, Inc., a Delaware corporation ("Tenant").

         WITNESSETH:

         That Landlord, in consideration of the rents and mutual covenants hereinafter set forth, does hereby lease, demise and let unto Tenant, and Tenant does hereby hire and take from Landlord the Premises (as hereinafter defined) which includes all of the space located in the office building ("Building") to be constructed on the land located in Loudoun County, Virginia described on Exhibit A attached hereto and incorporated herein by reference. The Building will be constructed in accordance with the Work Agreement attached hereto as Exhibit B. The land (including all easement areas appurtenant thereto) upon which the Building is located is hereinafter referred to as the "Property"; the Property and the Building are collectively hereinafter referred to as the "Premises"; and the Premises and all buildings and improvements and personal property of Landlord used in connection with the operation or maintenance thereof located therein and thereon and the appurtenant parking facilities are hereinafter called the "Office Complex."

         Tenant hereby accepts this Lease and the Premises upon the covenants and conditions set forth herein and subject to any encumbrances, covenants, conditions, restrictions and other matters of record as of the date hereof and all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises.

         TO HAVE AND TO HOLD THE SAME, for a "term" of approximately ten (10) years commencing on the earlier to occur of (i) Final Completion of the Building (as defined in Exhibit B), or (ii) use and occupancy by Tenant of any portion of the Building, but in no event prior to June 1, 1998, and ending on the tenth (10) anniversary of the Commencement Date, unless sooner terminated in the manner provided hereinafter. The date on which the term of the Lease begins is sometimes hereinafter referred to as the "Commencement Date".

         Following the Commencement Date, Landlord shall deliver to Tenant a Commencement Notice which shall contain the exact Commencement Date, the number of square feet of net rentable area contained in the Building, and other reasonably pertinent date. If Tenant disputes the square footage as set forth in the Commencement Notice, Tenant shall notify Landlord in writing within ten
 (10) days of Landlord's delivery of the Commencement Notice. If Landlord and Tenant are unable to resolve the dispute within twenty (20) days of Landlord's delivery of the Commencement Notice, a measurement shall be made by a third party mutually acceptable to Landlord and Tenant using the method specified in
 Section 16.31 hereof, and the third party's determination shall govern. Upon execution of the Commencement Notice by Landlord and Tenant, the Commencement Notice shall be conclusive and binding on Landlord and Tenant as to all matters set forth therein.

         Notwithstanding anything to the contrary contained in this Lease, in the event the Commencement Date has not occurred on or before December 1, 1998, the terms of paragraph A(l)(c) of the Work Agreement shall govern.

          ARTICLE I

          BASE RENT

          Section 1.1 Base Rent. In consideration of the leasing aforesaid, Tenant agrees to pay to Landlord, at 6707 Democracy Boulevard, Suite 510, Bethesda, Maryland, 20817 or at such other place as Landlord from time to time may designate in writing, annual rental based on the number of square feet of net rentable area contained in the Building as the same is measured in accordance with Section 16.31 below multiplied by $14.75 per square foot of net rentable area for the duration of the first Lease Year. During the second Lease Year (as hereinafter defined) and each Lease Year thereafter during the term of this Lease, the Base Rent shall be increased annually by an amount equal to four percent (4%) of the prior Lease Year's Base Rent.

          The aforesaid amount is sometimes hereinafter referred to as the "Base Rent," and shall be payable monthly, in advance, in equal installments commencing on the first day of the term and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the term. If the term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the term or the last month of the term, as the case may be, shall be prorated based upon the ratio that the number of days in the term within such month bears to the total number of days in such month.

                                    ARTICLE 2
                                 ADDITIONAL RENT

          Section 2.1 Additional Rent. In addition to the Base Rent payable by Tenant under the provisions of Article 1 hereof, Tenant shall pay to Landlord "Additional Rent" as hereinafter provided for in this Article 2. All sums under this Article and all other sums and charges required to be paid by Tenant under the Lease (except Base Rent), however denoted, shall be cleaned to be "Additional Rent." If any such amounts or charges are not paid at the time provided in the Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Base Rent falling due.

          Section 2.2 Definitions. For the purposes of this Article 2, the parties hereto agree upon the following Definitions:

          (a) "Days" or days shall mean business days in accordance with local business and governmental observances, unless otherwise specified herein. "Lease Year" shall mean each twelve (12) month period commencing with and including the month during which the term of this Lease commences, and ending with the month during which the term of this Lease (including any extensions or renewals) terminates.

          (b) "Real Estate Taxes" shall mean and include all personal property taxes of Landlord relating to Landlord's personal property located in the Office Complex and used in connection with the operation and maintenance thereof (however, if the equipment is shared between the Office Complex and other projects, only the proportionate share of taxes applicable to the Office Complex shall be included), real estate taxes, water rates and charges, sewer rates and charges, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, installments of special assessments, including interest thereon, relating to the Property and Office Complex, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed in substitution for any of the foregoing by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, against Landlord or all or any part of the Of Office Complex as a result of Landlord's ownership of the Property or Office Complex, and payable during the respective Lease Year. It shall not include any net income tax, estate tax, or inheritance tax. Tenant shall be solely responsible for all Real Estate Taxes.

          (c) In the event Landlord accepts responsibility for the operation and maintenance of the Office Complex pursuant to Section 5.7 of this Lease, Tenant shall reimburse Landlord for all Operating Expenses. "Operating Expenses" shall mean and include all expenses incurred with respect to the maintenance and operation of the Property and Office Complex as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, insurance premiums, maintenance and repair costs, steam, electricity, water, sewer, gas and other utility charges, fuel, lighting, window washing, janitorial services, trash and rubbish removal, wages payable to employees of Landlord whose duties are connected with the operation and maintenance of the Property and Office Complex (but only for the portion of their time allocable to work related to the Property and Office Complex), amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property and Office Complex including air quality monitoring and remediation efforts, all costs of uniforms, supplies and materials used in connection with the operation and maintenance of the Property and Office Complex, all payroll taxes, unemployment insurance costs, vacation allowances, and the cost of providing disability insurance or benefits, pensions, profit sharing benefits, hospitalization, retirement or other so-called fringe benefits to employees below the level of building manager (but only for the portion of their time allocable to work related to the Property and Of Office Complex), and any other expense imposed on Landlord, its contractors or subcontractors, pursuant to law or pursuant to any collective bargaining agreement covering such employees, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property and Office Complex, reasonable attorneys' fees and costs in connection with appeal or contest of real estate or other taxes or levies, and such other expenses as may be ordinarily incurred in the operation and maintenance of an of Office complex in Loudoun County and not specifically set forth herein, including reasonable management fees. The term "Operating Expenses" shall also include capital improvements to the Office Complex, and replacements required for normal maintenance and repair, and expenses incurred by Landlord in connection with sidewalks adjacent to the Property and any pedestrian walkway system (either above or below ground) or other public facility required by applicable law to which Landlord or the Of Office Complex is from time to time subject in connection with operations of the Property and Office Complex. Tenant shall be solely responsible for all Operating Expenses.

          "Operating Expenses" shall not include Real Estate Taxes, repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, or occasioned by condemnation; leasing commissions; legal expenses incident to enforcement by Landlord of the terms of any existing or potential lease; interest or principal payments on any mortgage or other indebtedness of Landlord; payment under any ground lease; compensation paid to any employee of Landlord at or above the grade of building manager; any depreciation allowance or expense; capital expenditures required by Landlord's failure to comply with Legal Requirements (as defined in the Work Agreement); overtime expenses to Landlord due to Landlord's defaults hereunder; any cost representing an amount paid for first class services and/or materials to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such first class services and/or materials at the then existing market rates to an unrelated person, firm or entity; costs directly resulting from the gross negligence or misconduct of Landlord, its employees, agents or contractors; costs or fees relating to the defense of Landlord's title or interest in the Property; costs and expenses incurred by Landlord in forming, operating or maintaining the ownership entity for the Premises including legal fees incurred in connection therewith; or costs or expenses incurred by Landlord in financing, refinancing, pledging, selling, granting or otherwise transferring or encumbering ownership rights in the Premises. Any costs incurred by Landlord in connection with its construction guaranty referenced in the Work Agreement, or in connection with repairing any latent defects discovered in the Building during the first twelve (12) months of the term shall also be excluded from "Operating Expenses". All items contracted for and paid directly by Tenant that would otherwise be included within the term, Operating Expenses shall be excluded from such definition. In no event shall the Operating Expenses billed to Tenant exceed one hundred percent ( 100%) of the costs incurred by Landlord for same.

          Notwithstanding the foregoing provisions of this Section 2.2, prior to or on the Commencement Date, Tenant shall secure all utilities for the Premises in Tenant's name and for Tenant's account. During the term of this Lease, Tenant will pay, when due, all charges of every nature, kind or description for such utilities furnished to the Premises or chargeable against the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to the Commencement Date, Tenant shall reimburse Landlord for all utilities or services at the Premises used directly and exclusively by Tenant or its agents, employees or contractors.

          In the event that any charge or fee is required after the Commencement Date by the state in which the Premises are located, or by any agency, subdivision, or instrumentality thereof, or by any utility company furnishing services or utilities to the Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Section 2.2 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Premises with adequate utility services, but shall specifically exclude any charges levied to satisfy proffered conditions as set forth in the proffers applicable to the Office Complex dated August 10, 1988, and the Summary dated November, 1994, copies of which have been provided to Tenant. In the event that Landlord has paid any such charge or fee after the date hereof, Tenant shall reimburse Landlord for such utility charge.

          Section 2.3 Applicability of Certain Sections.  The following Sections
 2.4 through and including Section 2.9 of this Lease shall only be applicable to those periods of time during which Landlord is responsible for the maintenance and operation of the Office Complex pursuant to the teens of Section 5.7 hereof.

          Section 2.4 Estimated Operating Expenses for Initial Lease Year. Intentionally Deleted.

          Section 2.5 Estimated Expenses. Landlord shall estimate the total amount of Operating Expenses for the coming twelve (12) month period. Said estimate shall be in writing and shall be delivered or mailed to Tenant at the Premises after delivery of the Assumption Certificate referenced in Section 5.7 below.

          Section 2.6 Payment of Additional Rent Tenant shall pay, as Additional Rent, Operating Expenses, so estimated, in equal monthly installments, in advance, on the first day of each month during each applicable twelve (12) month period ("Cycle"). If for any reason Landlord has not provided Tenant with Landlord's estimate of Operating Expenses prior to the commencement of any Cycle, then Tenant shall continue to pay in accordance with the prior Cycle's estimate until it receives Landlord's estimate of same. Within thirty (30) days of receipt of the Operating Expense estimate, Tenant shall pay to Landlord all amounts due for the then current Cycle, and during the remainder of such Cycle, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Expenses as noted on Landlord's estimate.

          Section 2.7 Re-estimates of Taxes and Expenses. From time to time during any applicable Cycle, but not more than one (1) time per Cycle, Landlord may re-estimate the amount of Operating Expenses, and in such event Landlord shall notify Tenant, in writing, of such re-estimate in the manner above set forth and fix monthly installments for the then remaining balance of such Cycle in an amount sufficient to pay the re-estimated amount over the balance of such Cycle after giving credit for payments made by Tenant on the previous estimate.

          Section 2.8 Adjustment of Actual Expenses. Upon completion of each Cycle, Landlord shall cause its accountants to determine the actual amount of Operating Expenses for such Cycle and deliver a written certification of the amounts thereof to Tenant within ninety (90) days after the end of each Cycle. If Tenant has paid less than the actual Operating Expenses for any Cycle, Tenant shall pay such deficiency within thirty (30) days after receipt of such statement. If Tenant has paid more than the actual Operating Expenses for any Cycle, Landlord shall, at Tenant's option, either (a) refund such excess, or
 (b) credit such excess against the most current monthly installment or installments due Landlord for its estimate of Operating Expenses for the next following Cycle. If Tenant's overpayment is greater than the equivalent of one month of Operating Expenses, Landlord shall refund the excess to Tenant together with interest thereon at the Default Rate. A pro rata adjustment shall be made for a fractional Cycle occurring during the term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during said Cycle as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this Article 2 shall be adjusted accordingly.

          Section 2.9 Tenant Audit Rights. Tenant shall have the right to examine and audit Landlord's annual statement of Operating Expenses as presented in Landlord's statement. Tenant shall commence its examination and if applicable, its audit within forty-five (45) days after receipt of the annual statement, shall perform its examination and audit with diligence and continuity and shall complete its examination and audit within one hundred twenty (120) days after receipt of the annual statement. The cost of any such examination and audit shall be paid by Tenant, except that, if it is determined on the basis of such audit (or if, in accordance with the following provisions, it is otherwise ultimately determined) that the amount of Tenant's obligations for Operating Expanses for any calendar year was overstated by more than three percent (3%), then the reasonable cost of the audit shall be paid by Landlord. Landlord shall refund to Tenant any overpayment for the calendar year in question within thirty
(30) days after the amount of the overpayment has been established by the audit or as provided in this subsection. If Tenant fails to exercise its right of audit within the forty-five (45) day period, the amount of Tenant's obligations for Operating Expenses shall be conclusively established as the amount set forth in the annual statement delivered by Landlord to Tenant. If, however, Tenant timely exercises its right of audit, the amount of Tenant's obligations for Operating Expenses shall be conclusively established as the amount determined as a result of such audit unless, within sixty (60) days after receipt of a report of the same from the independent auditors selected by Tenant, Landlord, at its expense, shall contest the amount thereof, in which event Tenant shall be entitled to pursue any legal remedies it may have to finally ascertain the amount thereof and, if appropriate, a refund on account thereof.

          Section 2.10 Taxes and Other Additional Rent. Beginning on the Commencement Date and continuing throughout the Term of the Lease, Tenant shall be responsible for all Real Estate Taxes. Tenant shall pay all amounts due within thirty (30) days of receipt of written request and an invoice therefor, including a copy of the tax bill. If by law any special assessment is payable (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), and if Landlord elects to pay same in installments, Tenant shall pay all amounts due in connection therewith, together with any interest accrued, in installments within thirty (30) days of receipt of Landlord's written request and invoice therefor. Landlord shall be responsible for all installments of special assessments (including interest accrued on the unpaid balance) which are payable prior to the Commencement Date and after the termination date of the term of this Lease.

          Further, Tenant shall pay, also as Additional Rent, all other sums and charges required to be paid by Tenant under this Lease, and any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by the United States of America or the state in which the Office Complex is located or any political subdivision thereof, against Landlord in respect to the Base Rent, Additional Rent, or other charges reserved under this Lease or as a result of Landlord's receipt of such rents or other charges accruing under this Lease but only to the extent such levy, tax, assessment or charge on rent shall be expressly in lieu of or in substitution for any existing Real Estate Taxes; provided, however, Tenant shall have no obligation to pay net income taxes of Landlord.

          Section 2.11 Tenant's Right to Contest Real Estate Taxes. Tenant shall have the right at its own expense to contest the amount or validity in whole or in part, of any Real Estate Taxes by appropriate proceedings diligently conducted in good faith, but only after payment of such Real Estate Taxes, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Article 2, Tenant may postpone or defer payment of such Real Estate Taxes if (a) neither the Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost, and (b) Tenant shall have deposited with Landlord cash or a letter of credit payable to Landlord issued by a national bank or federal savings and loan association in the amount of the Real Estate Taxes so contested and unpaid. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits within thirty (30) days, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Real Estate Taxes, and the interest, fines and penalties in connection therewith, and any reasonable costs, fees (including reasonable attorney's fees) and other liability (including costs incurred by Landlord, but excluding consequential or punitive damages) accruing in any such proceedings. Upon the termination of any such proceedings, Tenant shall pay the amount of such Real Estate Taxes or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any reasonable costs, fees (including reasonable attorney's fees), interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all amounts deposited with it with respect to the contest of such Real Estate Taxes, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be resumed to Tenant.

          Tenant shall be entitled to the refund of any Real Estate Taxes, penalty, fine and interest thereon received by Landlord which has been paid by Tenant or which has been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant, such amount to be paid within thirty
 (30) days of receipt by Landlord. Landlord shall not be required to join in any proceedings referred to in this Section 2.11 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorney's fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any such amount is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Real Estate Taxes, as above provided, Tenant shall be entitled to receive all interest paid thereon, if any. Landlord agrees to cooperate with Tenant's efforts in connection with this Section 2.11, at no cost or expense to Landlord.

          Section 2.12 Landlord's Right to Contest Real Estate Taxes. In addition to the right of Tenant under Section 2.11 to contest the amount or validity of Real Estate Taxes, Landlord shall also have the right to contest same; provided however, Landlord shall first give Tenant written notice of such intention and Tenant shall have twenty (20) days from the date of Landlord's notice within which to give Landlord written notice that Tenant will contest the Real Estate Taxes, and to thereafter diligently pursue same. Landlord shall not be obligated to contest Real Estate Taxes, and any such contest shall be by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Real Estate Taxes, such contests by Landlord shall be at Landlord's expense, provided, however, that if the amounts payable by Tenant for Real Estate Taxes are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord's contest of Real Estate Taxes, Tenant shall reimburse Landlord for costs incurred by Landlord in contesting Real Estate Taxes, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord's actions in contesting such Real Estate Taxes. If Real Estate Taxes are retroactively increased following a contest by Landlord, Tenant shall not be responsible for such incremental increase.

          Section 2.13 Evidence of Payment. Landlord covenants to furnish Tenant written evidence of the payment of any Real Estate Taxes (i.e. paid tax bills) for which Tenant has already paid Landlord.

          Section 2.14 Escrow for Taxes and Assessments. At Landlord's written demand after any Event of Default and for as long as such Event of Default is uncured, Tenant shall pay to Landlord the known yearly Real Estate Taxes assessments and other impositions payable with respect to the Property and Office Complex in monthly payments equal to one-twelfth of the known yearly Real Estate Taxes, assessments and other impositions next payable with respect to the Property and Office Complex. If the total monthly payments made by Tenant pursuant to this Section 2.14 shall exceed the amount of payments necessary for said Real Estate Taxes, such excess shall be credited on subsequent monthly payments of the same nature or, at Tenant's option, promptly refunded, but if the total of such monthly payments so made under this paragraph shall be insufficient to pay such Real Estate Taxes when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency. Payment by Tenant of Real Estate Taxes under this section shall be considered as performance of such obligation under the provisions of Section
 2.14 hereof.

                                    ARTICLE 3
                            BASE AND ADDITIONAL RENT

          Section 3.1 Interest and Late Fee on Past Due Obligations. Any installment of Base Rent, Additional Rent, or other charges to be paid by Tenant accruing under the provisions of this Lease which shall not be paid within ten (10) days of the date when due, shall bear interest at the rate ("Default Rate") of fifteen percent (15%) per annum from the date when the same is due until the same shall be paid, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. In addition, any installments of Base Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due and which remain unpaid ten
 (10) days thereafter shall be subject to a late payment fee of five percent (5%) of the unpaid amount.

          Section 3.2 Rent Independent. Except as otherwise expressly set forth herein, Tenant's covenants to pay the Base Rent and the Additional Rent are independent of any other covenant, condition, provision or agreement herein contained, and nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord. Base Rent and Additional Rent are sometimes collectively referred to as "Rent." Except as otherwise expressly set forth in this Lease, Rent shall be payable without deduction, offset, prior notice or demand, in lawful money of the United States.

          Section 3.3 Security Deposit. Intentionally Deleted.

                                    ARTICLE 4
                             POSSESSION OF PREMISES

          Section 4.1 Delayed or Earlier Possession. If Landlord shall be unable to give possession of the Premises on the date of the commencement of the term because the construction of the Building has not been sufficiently completed to make the Premises ready for occupancy or for any other reason, Landlord shall not be subject to any claims, damages or liabilities for the failure to give possession on said date except as set forth in the Work Agreement. Under said circumstances, the rent reserved and Tenant's covenant to pay same shall not commence until possession of the Premises is given or the Premises are ready for occupancy, whichever is earlier. Failure to give possession on the date of commencement of the term shall in no way affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the expiration date of the term. If Tenant is given and accepts possession of the Premises or a portion thereof on a date earlier than the date above specified for commencement of the term the rent reserved herein and all covenants, agreements and obligations herein and the term of this Lease shall commence on the date that possession is given to Tenant.

          Section 4.2 Effect of Possession. Intentionally Deleted.

          Section 4.3 Permitted Use. The Premises shall be occupied and used by Tenant for general of Office purposes, including, but not limited to, research, development and testing of communications equipment, and for no other purpose, subject to the covenants and agreements hereinafter contained. Tenant shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

          Section 4.4 Tenant's Compliance With Environmental Laws. Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, petroleum products, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials"). The foregoing shall not be construed to prohibit Tenant from storing and using reasonable quantities of customary office and cleaning supplies in the Building as contemplated by the permitted use contained in Section 4.3 above.

         Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises and Office Complex including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Premises and Office Complex. Except as discharged into the sanitary sewer in strict accordance 1and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials to be removed from the Premises and Office Complex and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises and Office Complex in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations to the extent imposed upon Tenant by
 Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials (except to the extent such Hazardous Materials are generated, stored, released or disposed of during the term of this Lease by Landlord) to be removed from the Premises and Of Office Complex and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Premises, the Building, the Office Complex or the Property, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any way connected with the foregoing without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's written request, at the expiration of the term of this Lease or within sixty (60) days following the date of such request, whichever is later, Tenant shall remove all tanks or fixtures which were placed on the Premises and Office Complex during the term of this Lease and which contain, or are contaminated with, Hazardous Materials. Tenant shall immediately notify Landlord in writing of(a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws;
 (b) any claim made or threatened by any person against Landlord, or the Premises or the Office Complex, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Premises or the Of Office Complex, or with respect to any Hazardous Materials removed from the Premises or the Office Complex, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Hazardous Materials in or on the Of Office Complex or Premises. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises or Office Complex. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord. Section 4.5 Landlord's Compliance with Environmental Laws. Landlord covenants not to bring onto the Office Complex or into the Building, or common areas, any Hazardous Materials, as that term is defined herein. Notwithstanding the foregoing, Tenant recognizes and acknowledges that Landlord or its agents may use and store within the Building reasonable quantities of customary office and cleaning supplies; provided such items are stored, used and disposed of in accordance with applicable federal, state or local law.

                                    ARTICLE 5
                            SERVICES AND MAINTENANCE

          Section 5.1 Property Management Services. The party responsible for the maintenance and operation of the Building and Office Complex pursuant to
 Section 5.7 hereof shall provide the following services on all days excepting Saturdays, Sundays, holidays, and as otherwise stated in this Section 5.1:

          (a) Janitorial Service. Janitorial and CHAR services for the Building.

          (b) Parking Facilities and Landscaped Areas. Maintenance in good order, condition and repair and appropriate illumination of the parking facilities and all driveways leading thereto and keeping the same free from any unreasonable accumulation of snow. Maintenance of the landscaped area and parking facilities in a neat, safe and orderly condition.

          (c) Heating and Air Conditioning. Heating and air conditioning in amounts and ranges required by Tenant's Plans (as defined in the Work Agreement) during regular business hours as the same are set by Tenant from time to time. If Landlord is serving as property manager pursuant to Section 5.7, then (i) except in the case of an emergency, Landlord will give Tenant at least five (5) business days prior notice if Landlord intends to interrupt any of the services required to be furnished by Landlord, and (ii) provided Tenant gives Landlord notice of its need for overtime HVAC service during normal business hours, Landlord shall provide such service and Tenant shall only be responsible for the actual utility costs relating to such overtime service.

          Section 5.2 Tenant's Utility Services. During the term of this Lease, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Premises including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, power or other public or private utility services. Prior to the Commencement Date, Tenant shall pay for all utilities or services at the Premises directly and exclusively used by Tenant or its agents, employees or contractors.

          Section 5.3 Other Provisions Relating to Services. If Landlord is serving as property manager pursuant to Section 5.7 hereof, (i) except as specifically provided in this Section 5.3, no interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, strikes, lockouts, labor controversy, accidents, inability to obtain fuel or supplies, or other Unavoidable Delays shall be deemed an eviction or disturbance of Tenant's use and possession, or render Landlord liable for damages, by abatement of rent or otherwise or relieve Tenant from any obligation herein set forth; (ii) in no event shall Landlord be required to provide any service in excess of that permitted by involuntary guidelines or laws, ordinances or regulations of governmental authority; (iii) Landlord shall have the right, from time to time, to make reasonable and non-discriminatory modifications to the standards for utilities and services set forth in this Article 5 upon providing not less than thirty (30) days' notice to Tenant; and (iv) if utility services to the Premises are interrupted for more than five (5) consecutive business days for any reason other than Unavoidable Delay and, as a result thereof, Tenant ceases operating at the Premises, Rent shall abate on a daily basis beginning on the sixth (6th) consecutive business day and continuing until services are restored.

          Section 5.4 Effects on Utilities. Tenant shall not connect with electric current or water pipes, except through existing electrical or water outlets already in the Premises, any apparatus or device for the purposes of using electric current or water.

          Section 5.5 Park Dues. Tenant acknowledges that the Property is part of a larger development and that certain dues or assessments are owed on a regular periodic basis for additional services or maintenance pursuant to covenants, conditions and restrictions of record. Tenant will pay all such dues attributable to the Property as Additional Rent, or directly, if possible.

          Section 5.6 Maintenance. Intentionally Deleted.

          Section 5.7 Property Manager. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for all property management functions referenced in this Lease or otherwise required to keep and maintain the Building and Office Complex in good order and repair consistent with a first class office building in Loudoun County, Virginia. The maintenance responsibilities contained in Article 9 of this Lease shall not be deemed "property management" functions, and Landlord and Tenant shall each be responsible for their respective obligations as set forth in such Article without regard to which party is serving as the property manager.

          At any time during the Term, Tenant may, by written notice to Landlord, request that Landlord assume all such property management functions. If Landlord desires to assume the role of property manager, Landlord shall respond affirmatively in writing to Tenant within firemen (15) days of receipt of Tenant's written request, whereupon Landlord shall execute and deliver to Tenant an Assumption of Property Management Services Certificate ("Assumption Certificate") prepared by Landlord in form and content reasonably satisfactory to Tenant. Such assumption shall be effective as of the date specified in the Assumption Certificate, and shall continue in effect for twelve (12) months, unless a longer period is agreed to by Landlord and Tenant. Notwithstanding the foregoing, Landlord's obligation to provide the services and perform the duties of the property manager shall be subject to Tenant's payment for same pursuant to Article 2 hereof.

                                    ARTICLE 6
                                    INSURANCE

          Section 6.1 Landlord's Casualty Insurance Obligations. Landlord shall keep the Office Complex insured in an amount equivalent to the full replacement value thereof (excluding foundation, grading and excavation costs) against:

          (a)  loss or damage by fire; and

          (b) such other risk or risks of a similar or dissimilar nature as are now or may be customarily covered with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosion, vandalism, malicious mischief, civil commotion, and such other coverage as may be deemed necessary by Landlord including rental interruption insurance, provided such additional coverage is obtainable and provided such additional coverage is such as is customarily carried with respect to buildings and improvements similar in construction, general location, use, occupancy and design to the Office Complex. The foregoing insurance shall be on an agreed value basis.

          These insurance provisions shall in no way limit or modify any of the obligations of Tenant under any provision of this Lease. Landlord agrees that such policy or policies of insurance shall permit releases of liability as provided herein and/or waiver of subrogation clause in favor of Tenant so long as such release/waiver is available at a commercially reasonable rate. Subject to the foregoing, Landlord waives, releases and discharges Tenant from all claims or demands whatsoever which Landlord may have or acquire arising out of damage to or destruction of the Of Office Complex or loss of use thereof occasioned by fire or other casualty, which claim or demand may arise because of the negligence or fault of Tenant, its agents, employees, customers or business invitees, or otherwise, and Landlord agrees to look to the insurance coverage only in the event of such loss. Notwithstanding the foregoing, Tenant shall be obligated to pay the rental called for hereunder in the event of damage to or destruction of the Premises or the Of Office Complex if such damage or destruction is occasioned by the negligence or fault of Tenant, its agents or employees, such fault to be established by arbitration or a judicial proceeding.

          Section 6.2 Tenant's Casualty Insurance Obligations. Tenant shall keep all of its improvements, betterments, machinery, equipment, furniture, fixtures and personal property which may be located in, upon, or about the Premises insured for the benefit of Tenant (and naming Landlord as an additional insured) in an amount equivalent to the full insurable value thereof against:

          (a)  loss or damage by fire; and

          (b) such other risk or risks of a similar or dissimilar nature as are now, or may in the future be, customarily covered with respect to a tenant's machinery, equipment, furniture, fixtures, personal property and business located in a building similar in construction, general location, use, occupancy and design to the Office Complex, including, but without limiting the generality of the foregoing, windstorms, hail, explosions, vandalism, theft, malicious mischief, civil commotion, and such other coverage as Tenant may deem appropriate or necessary.

          Tenant agrees that such policy or policies of insurance shall be on an agreed value basis, and shall permit release of liability as provided herein and/or waiver of subrogation clause as to Landlord so long as such release/waiver is available at a commercially reasonable rate. Subject to the foregoing, Tenant waives, releases and discharges Landlord, its agents, employees, and contractors from all claims or demands whatsoever which Tenant may have or acquire arising out of damage to or destruction of the machinery, equipment, furniture, fixtures, personal property, and loss of use thereof occasioned by fire or other casualty, whether such claim or demand may arise because of the negligence or fault of Landlord, its agents, employees, contractors or otherwise, and Tenant agrees to look to the insurance coverage only in the event of such loss.

          Section 6.3 Landlord's Liability and Other Insurance Obligations. Landlord shall maintain, for its benefit and the benefit of Landlord and its managing agent general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Office Complex, such insurance to afford protection to Landlord and its managing agent of a combined single limit of One Million and No/100 Dollars ($1,000,000.00) in respect to the injury, death or property damage arising out of any accident or occurrence. In addition, Landlord shall carry employer's liability insurance with a minimum limit of $500,000 for bodily injury; excess liability insurance over the public and employer's liability insurance required above with combined, minimum coverage of $6,000,000; worker's compensation insurance in statutory limits; and such other insurance coverage or increased amounts of referenced coverages or deductibles as is customarily carried in respect of comparable buildings in Loudoun County, Virginia. Landlord agrees to include in its general public liability insurance policy the contractual liability coverage insuring Landlord's indemnification obligations provided for herein. Such insurance shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

          At Tenant's request, Landlord shall furnish Tenant with a certificate of insurance certifying that the insurance coverage required of Landlord pursuant to this Article 6 is in effect. Any insurance required by the terms of this Lease to be carried by Landlord may be under a blanket policy (or policies) covering the other properties of the Landlord and/or its related or affiliated entities so long as the insurance requirements set forth herein are satisfied. If such insurance is maintained under a blanket policy, Landlord shall procure and deliver to Tenant a statement from the insurer or general agent of the insurer setting forth the coverage maintained and the amounts thereof allocated to the risks intended to be insured hereunder.

          Section 6.4 Tenant's Liability Insurance Obligations. Tenant shall, at Tenant's sole cost and expense but for the mutual benefit of Landlord, its managing agent and Tenant, maintain general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises, such insurance to afford protection to Landlord, its managing agent and Tenant of a combined single limit of One Million and No/100 Dollars

 ($1,000,000.00) in respect to the injury, death or property damage arising out of any accident or occurrence in the Office Complex. In addition, Tenant shall carry employer's liability insurance with a minimum limit of $500,000 for bodily injury; worker's compensation insurance in statutory limits; and excess liability insurance over the public and employer's liability insurance required above with combined, minimum coverage of 6,000,000. Such policies of insurance shall be written in companies reasonably satisfactory to Landlord, naming Landlord and its managing agent as additional insureds thereunder (on a primary and non-contributing basis), and such policies, or a memorandum or certificate of such insurance, shall be delivered to Landlord with evidence reasonably satisfactory to Landlord that the premium thereon has been paid. At such time as insurance limits required of tenants in office buildings in the area in which the Of Office Complex is located are generally increased to greater amounts, Landlord shall have the right to require such greater limits as may then be customary. Tenant agrees to include in such policy the contractual liability coverage insuring Tenant's indemnification obligations provided for herein. Any such coverage shall be deemed primary to any liability coverage secured by Landlord. Such insurance shall also afford coverage for all claims based upon acts, omissions, injury or damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

          Section 6.5 Indemnifications. Tenant agrees to indemnify, protect, defend and hold Landlord and Landlord's shareholders, employees, lender and managing agent harmless from and against any and all claims, costs, liabilities, actions, and damages, including, without limitation, attorneys' fees and costs on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence on the part of Tenant or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Tenant, its agents, and employees to any person, firm or corporation occurring during the term of this Lease or any renewal thereof, in or about the Premises and Office Complex, and from and against all reasonable costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord or its managing agent by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's indemnification shall not apply to losses, claims, costs and the like arising as a result of the negligence or willful misconduct of Landlord or its agents.

          Landlord hereby waives all claims against Tenant for damage to any property or injury to, or death of, any person in, upon, or about the Office Complex, including the Premises, arising at any time and from any cause other than by reason of those matters covered by Tenant's indemnity in the preceding paragraph. Landlord shall, and hereby agrees to, indemnify and hold Tenant harmless from any damage to any property or injury to, or death of, any person arising from Landlord's breach of its obligation hereunder, unless the damage is caused by the negligence or willful misconduct of the Tenant, its employees, agents, contractors or representatives. Landlord's foregoing indemnity shall include reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Tenant in any connection therewith; and in case any action or proceeding be brought against Tenant or its managing agent by reason of any such claim, Landlord, upon notice from Tenant, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Tenant. The provisions of this paragraph shall survive the termination of this Lease with regard to any occurrence prior to such termination and any resulting damage, injury, or death. If Tenant is made a party to any litigation commenced by or against Landlord or relating to this Lease, and provided that in any such litigation Tenant is not adjudicated in a court of final appeal to be at fault, then Landlord shall pay all costs and expenses, including actual, but not unreasonable attorneys' fees and court costs incurred by or imposed upon Tenant because of any such litigation, and the amount of all such costs and expenses including actual but not unreasonable attorneys' fees and court costs shall be a demand obligation owing by Landlord to Tenant.

          Section 6.6 Tenant's Waiver. Except to the extent covered by Landlord's indemnity in Section 6.5 above, Tenant agrees, to the extent not expressly prohibited by law, that Landlord, its agents, employees and servants shall not be liable, and Tenant waives all claims for damage to property and business sustained during the term of this Lease by Tenant occurring in or about the Office Complex, resulting directly or indirectly from any existing or future condition, defect, matter or thing in the Premises, the Office Complex, or any part thereof, or from equipment or appurtenances becoming out of repair or from accident, or from any occurrence or act or omission of Landlord, its agents, employees or servants, or any tenant or occupant of the Building or any other person. This paragraph shall apply especially but not exclusively, to damage caused by aforesaid or by the flooding of basements or other subsurface areas, or by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of other tenants or occupants in the Office Complex or any other persons, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

          Section 6.7 Landlord's Deductible and Tenant's Property. Provisions herein to the contrary notwithstanding, in the event any damage to the Office Complex results directly and exclusively from any act or omission of Tenant, its agents, employees or invitees, and all or any portion of Landlord's loss is "deductible," Tenant shall pay to Landlord the amount of such deductible loss (not to exceed $1,000 per event).

          Section 6.8 Tenant's Property. All property in the Office Complex or on the Premises belonging to Tenant, its agents, employees, invitees or otherwise located at the Premises, shall be at the risk of Tenant only, and Landlord, except to the extent covered by Landlord's indemnity in Section 6.5, shall not be liable for damage thereto or theft, misappropriation or loss thereof and Tenant agrees to defend and hold Landlord, its agents, employees and servants harmless and indemnify them against claims and liability for injuries to such property.

          Section 6.9 Payment for  Insurance.  On an annual basis and within ten
 (10) days of demand and presentation of invoices, Tenant shall reimburse Landlord for the cost of the insurance carried by Landlord pursuant to the provisions of this Lease. All amounts due from Tenant pursuant to this Section
 6.9 shall constitute Additional Rent.

          Section 6.10 Tenant's Failure to Insure. In the event Tenant fails to provide Landlord with evidence of insurance required under this Article 6 within thirty (30) days of Landlord's written request therefor, but in any event at least ten (10) days prior to the expiration of the existing policy, Landlord may, but shall not be obligated to, without further demand upon Tenant, and without waiving or releasing Tenant from any obligation contained in this Lease, effect such insurance and Tenant agrees to repay, upon demand, all such sums incurred by Landlord in effecting such insurance. All such sums shall become a part of the Additional Rent payable hereunder, but no such payment by Landlord shall relieve Tenant from any default under this Lease.

                                    ARTICLE 7
                       CERTAIN RIGHTS RESERVED BY LANDLORD

          Section 7.1 Rights Reserved by Landlord. Landlord reserves the following rights without liability to Tenant and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to any claim for set off or abatement of rent except as otherwise expressly set forth herein:

          (a) Retain Keys. To retain at all times and to use in appropriate instances keys to all doors within and into the Premises, except keys or other devices allowing entry to the "secure areas" designated on the Tenant's Plans, as such areas may be changed by Tenant from time to time following written notice to Landlord. No locks shall be changed (except locks in or to the "secure areas) without the prior written notice to Landlord. This provision shall not apply to Tenant's safes, or other areas maintained by Tenant for the safety and security of monies, securities, negotiable instruments, classified materials or similar items. To the extent reasonably possible, (i) Landlord shall give Tenant notice prior to entering the Premises, and (ii) Landlord's entry shall be during normal business hours, and Landlord shall be accompanied by a representative of Tenant at all times.

          (b) Make Repairs. To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Office Complex, or any part thereof, and for such purposes to enter upon the Premises, and during the continuation of any of said work, to temporarily close doors, entryways, public spaces, and corridors in the Office Complex and to interrupt or temporarily suspend services and facilities, so long as Landlord at all times uses its best commercially reasonable efforts and endeavors in good faith to limit any interference with the conduct of Tenant's business or its occupancy and use of the Premises. If, as a result of Landlord's material and adverse interference, Tenant ceases operating at the Premises for five (5) consecutive business days, Tenant shall be entitled to an abatement of Rent on a daily basis beginning on the sixth (6th) consecutive business day and continuing until the earlier of (i) cessation of such material and adverse interference, or (ii) the date on which Tenant resumes business operations at the Premises. If, as a result of Landlord's material and adverse interference, Tenant ceases operating at the Premises for ninety (90) consecutive business days, Tenant shall be entitled to terminate the Lease by delivering written notice to Landlord prior to the one hundredth (100th) consecutive business day of material and adverse interference. In exercising its right to make repairs, alterations and the like, to the extent reasonably possible, (i) Landlord shall give Tenant notice prior to entering the Premises, (ii) Landlord's entry shall be during normal business hours, and (iii) if required by Tenant, Landlord shall be accompanied by a representative of Tenant.

          (c) Regulate Heavy Equipment. To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Office Complex and to require all such items to be moved into and out of the Office Complex and the Premises only at such times and in such manner as Landlord shall direct in writing excluding initial move in and final move out. Landlord hereby consents to the weight, size and location of equipment shown on Tenant's Plans.

          Section 7.2 Emergency Entry. Landlord and its agents may enter the Premises at any time in case of emergency and shall have the right to use any and all means which Landlord may reasonably deem proper to open such doors during an emergency in order to obtain entry to the Premises, provided Landlord promptly repairs all damages caused thereto. Any entry to the Premises obtained by Landlord in the event of an emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or detainer of, the Premises, or to be an eviction of Tenant from the Premises or any portion thereof. Landlord shall advise Tenant prior to or concurrent with any such entry so long as Tenant shall have provided Landlord with an emergency call list.

          Section 7.3 Exhibition of Premises. Tenant shall permit Landlord and its agents, upon not less than twenty four (24) hours' notice, to enter and pass through the Premises or any part thereof at reasonable times during normal business hours to: (a) post notices of non-responsibility; (b) exhibit the Premises to holders of encumbrances on the interest of Landlord under the Lease and to prospective purchasers or mortgagees of the Office Complex; and (c) during the period of six (6) months prior to the expiration of the Lease Term, exhibit the Premises to prospective tenants thereof. Tenant shall be entitled to provide an escort if Landlord enters the Premises for any of the aforesaid reasons. In addition, Landlord may post commercially reasonable signage indicating that the Premises will be available for occupancy. If during the last month of the Lease Term, Tenant shall have removed substantially all of Tenant's property and personnel from the Premises, Landlord may, after obtaining the consent of Tenant and satisfying such reasonable insurance obligations and indemnification requirements as Tenant may impose, enter the Premises and repair, alter, and redecorate the same, without abatement of Rent and without liability to Tenant, and such acts shall have no effect on this Lease.

          Section 7.4 Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money (other than Rent due Landlord) required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, including; but not limited to, the failure to commence and complete repairs promptly and adequately, and the failure to remove any liens or otherwise to perform any act or fulfill any obligation required of Tenant under this Lease, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with an administrative overhead charge equal to twenty percent (20%) of the actual costs incurred, shall be payable to Landlord by Tenant as Rent on demand and Tenant covenants to pay all such sums. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of Tenant's nonpayment of such sums, as in the case of default by Tenant in the payment of Rent to Landlord. Notwithstanding the foregoing, except in the case of an emergency, Landlord agrees not to perform for Tenant's account until the expiration of all applicable notice and cure periods referenced in Section 14.1 of this Lease.

                                    ARTICLE 8
                          ALTERATIONS AND IMPROVEMENTS

         Section 8.1 Tenant's Changes and Alterations. Tenant shall have the right at any time, and from time to time during the term of this Lease, to make such changes and alterations, structural or otherwise, to the Premises, improvements and fixtures hereafter erected on the Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which changes and alterations (other than changes or alterations of Tenant's movable trade fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

(a) Permits. No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required by the applicable governmental authorities from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense.

(b) Compliance with Plans and Specifications. Before commencement of any change, alteration, restoration or construction (hereinafter sometimes referred to as "Work") involving in the aggregate an estimated cost of more than $10,000 or which would materially alter the mechanical or electrical systems of the Building, Tenant shall (i) furnish Landlord with detailed plans and specifications of the proposed change or alteration;
       (ii) obtain Landlord's prior written consent, which consent shall not be unreasonably withheld; (iii) provide Landlord with the name of the licensed architect or licensed professional engineer selected and paid for by Tenant, who shall supervise any such work (hereinafter referred to as "Alterations Architect or Engineer"); and (iv) obtain Landlord's prior written approval of detailed plans and specifications prepared and approved in writing by said Alterations Architect or Engineer, and of each amendment and change thereto.

(c) Value Maintained. Any change or alteration shall, when completed, be of such character as not to reduce the value of the Premises or the Building to which such change or alteration is made below its value immediately before such change or alteration, nor shall such change or alteration reduce the area or cubic content of the Building, nor change the Building as to use without Landlord's express written consent. Tenant further agrees that in no event shall any change or alteration void or impair any of Landlord's warranties on the Building and, to the extent same are voided or impaired, Landlord's corresponding warranties to Tenant as contained in this Lease shall be likewise voided.

(d) Compliance with Laws. All Work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Premises are situated, and with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Premises are located, or any other body exercising similar functions. The cost of any such change or alteration shall be paid so that the Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Premises, or any portion thereof. The Work of any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall obtain and maintain, or cause to be obtained and maintained, at no expense to Landlord, during the performance of the Work, workers" compensation insurance in normal and customary amounts, covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Premises or any interest therein. Tenant shall also cause any contractor performing work on Tenant's behalf to carry and maintain, at no expense to Landlord, a non-deductible comprehensive general liability insurance policy, which shall include contractor's liability coverage, contractual liability coverage, completed operations coverage, a broad form property damage endorsement and contractor's protective liability coverage to afford protection with limits, for each occurrence, of not less than Three Million Dollars ($3,000,000) combined single limit, written on an occurrence basis and naming Landlord as an additional insured. In addition, the fire insurance with "extended coverage" endorsement required by Section 6.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the Work.

    Tenant agrees that such policy or policies of insurance shall permit release of liability as provided herein and/or waiver of subrogation clause as to Landlord so long as such release/waiver is available at a commercially reasonable rate. Subject to the foregoing, Landlord shall not be liable for any claims or demands whatsoever relating to the performance of Work in or around the Premises, and Tenant and its contractors shall look to insurance coverage only in the event of such loss. All such insurance shall be in a company or companies authorized to do business in the state in which the Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or, at Tenant's option, certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

          (e) Property of Landlord. Unless otherwise designated by Tenant at the time Landlord's consent is obtained, all improvements and alterations (other than Tenant's movable trade fixtures and equipment) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the term of this Lease.

          (f) Location of Improvements. No change, alteration, restoration or new construction shall be in or connect the Premises with any property, building or other improvement located outside the boundaries of the Land, nor shall the same obstruct or interfere with any existing easement.

          (g) Removal of Improvements. As a condition to granting approval for any changes or alterations Landlord, by written notice to Tenant, given at or prior to the time of granting such approval, may require Tenant to remove any improvements, additions or installations installed by Tenant in the Premises at Tenant's sole cost and expense, and repair and restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice. All improvements, additions or installations installed by Tenant which did not require Landlord's prior approval shall be removed by Tenant unless Tenant has obtained a written waiver of such condition from Landlord.

          (h) Written Notification Required. Tenant shall notify Landlord in writing ten (10) days prior to commencing any alterations, additions or improvements to the Premises which have been approved by Landlord so that Landlord shall have the right to record and post notices of non-responsibility on the Premises.

          (i) Landlord's Approval. Notwithstanding anything to the contrary contained herein, any alterations, modifications or other changes to the exterior structure and systems, load bearing elements, foundations, pipes and conduits and roof that form a part of the Building shall be subject to Landlord's prior written consent, such consent not to be unreasonably withheld, delayed or conditioned.

         Section  8.2  Nonstructural   Alterations/Without  Landlord's  Consent.
 Notwithstanding the foregoing, Tenant shall have the right from time to time and at any time, without Landlord's consent, to perform the following work within the Premises: (i) install, remove and relocate nonstructural office partitioning provided such work does not materially and adversely affect the base building structure or HVAC systems, (ii) paint and install wall coverings,
 (iii) install and remove office furniture,  (iv) relocate  electrical  outlets,
 (v) install and remove workstations, (vi) install and remove Tenant's equipment and perform cable pulls in connection therewith, and (vii) install and remove carpeting and other floor coverings.

                  Section 8.3 Freedom from Liens. Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Office Complex, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Of Office Complex at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Office Complex, or any portion thereof, Tenant shall cause the same to be discharged of record or satisfied by bonding within 30 days of the date of filing the same. If Tenant shall fail to discharge or bond off such mechanic's lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, after five
 (5) days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Office Complex by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner having reasonable cost as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Of Office Complex. Such amount paid by Landlord, or the value of such deposit so made by Landlord, together with all reasonable costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Default Rate, shall be repaid by Tenant to Landlord within thirty (30) days following demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against and save Landlord and the Office Complex, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

         Tenant shall specifically notify all materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Office Complex, or any portion thereof, that they must look exclusively to Tenant to obtain payment for the same, and that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Office Complex, or any portion thereof.

         Section 8.4 Landlord's Indemnification. The provisions of Section 8.3 above shall not apply to any mechanic's lien or other lien for labor, services, materials, supplies, machinery, fixtures or equipment furnished to the Office Complex in the performance of Landlord's obligations to construct required by the Work Agreement, and Landlord does hereby agree to indemnify and defend Tenant against and save Tenant and the Office Complex, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

          Section 8.5 Removal of Liens. Except as otherwise provided for in this
 Article 8, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Office Complex, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Office Complex, or any portion thereof, save and except for those liens, encumbrances, charges, security interests, or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Office Complex.

                                    ARTICLE 9
                                     REPAIRS

          Section 9.1 Tenant's Repair Obligations. Subject to Article 6 hereof, and except to the extent the responsibility of Landlord pursuant to Section 9.2 below, Tenant shall, during the term of this Lease, at Tenant's expense, keep the Building and all changes and alterations made by Tenant to the Building (whether non-structural or structural) in as good order, condition and repair as they were at the time Tenant took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted. Tenant shall keep the Premises in a neat and sanitary condition and shall not commit any nuisance or waste on the Premises or in, on, or about the Office Complex or throw foreign substances in the plumbing facilities. All uninsured damage or injury to the Premises, or to the Office Complex caused by Tenant moving furniture, fixtures, equipment, or other devices in or out of the Premises or Office Complex or by installation or removal of furniture, fixtures, equipment, devices or other property of Tenant, its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct, or other cause of Tenant, its servants, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the reasonable satisfaction of Landlord. All repairs, restorations and replacements shall be in quality and class equal to the original work and shall comply with all requirements of the Lease.

          Section 9.2 Landlord's Repair Obligations. Subject to Tenant's obligations contained in Section 9.1 above, Landlord shall keep the exterior structure and systems, load bearing elements, foundations, pipes and conduits and roof that form a part of the Building in good order, condition and repair.

          Section 9.3 Joint Inspection Upon Vacation. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Premises. In the event of Tenant's failure to give such notice and arrange such joint inspection, Landlord's inspection at or after Tenant's vacation of the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration hereunder.

                                   ARTICLE l0
                            ASSIGNMENT AND SUBLETTING

          Section 10.1 Restriction on Transfer. Tenant shall not sublet the Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Premises, or any portion thereof, without obtaining Landlord's prior written consent in each and every instance, which consent shall not be unreasonably withheld or delayed, provided the following conditions are complied with:

(a) Any assignment of this Lease (but specifically excluding any sublease) shall transfer to the assignee all of Tenant's right, title and interest in this Lease and all of Tenant's estate or interest in the Premises.

(b) At the time of any assignment or subletting, and at the time when Tenant requests Landlord's written consent thereto, this Lease must be in full force and effect, without any breach or default thereunder on the part of Tenant beyond any applicable notice and cure period.

(c)      Any such assignee (but  specifically  excluding  any  subleases)  shall assume, by written, recordable instrument, in form and content reasonably satisfactory to Landlord and such assignee, the due performance of all of Tenant's obligations under this Lease, an such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content reasonably satisfactory to Landlord, fully executed and acknowledged by assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord ten (10) days prior to the effective date of such assignment.

(d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the subleases shall be mailed to Landlord within thirty (30) days following the effective date of such subletting.

(e) Such assignment or subletting shall be subject to all the provisions, terms, covenants and conditions of this Lease (except, in the case of a sublease, payment of the Base Rent and Additional Rent due under this Lease), and Tenant-assignor (and the guarantor or guarantors of this Lease, if any) and the assignee or assignees shall continue to be and remain liable under this Lease.

(f) Each sublease permitted under this Section 10.1 shall contain provisions to the effect that (i) such sublease is only for the use and occupancy by the subleases and not any other third party; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (iii) in the event this Lease shall terminate before the expiration of such sublease, the subleases thereunder will, provided Landlord and its lender(s) recognizes such sublessee's rights under the sublease and agrees not to disturb Tenant's occupancy and possession so long as Tenant is not in default thereunder, attorn to Landlord and waive any rights the subleases may have to "terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease. Landlord agrees to enter into a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") with the subtenants, the substance of which shall be substantially similar to the SNDA attached as Exhibit C, and Landlord agrees to use its best commercially reasonable efforts to obtain such an SNDA from Landlord's Mortgagee(s) (as defined in Section 15.3 hereof) for the benefit of the subtenants.

(g) Tenant agrees to pay on behalf of Landlord any and all reasonable, actual out-of-pocket costs of Landlord, including reasonable attorney's fees actually paid or payable to outside counsel, occasioned by such assignment or subletting. Landlord agrees to use good faith efforts to minimize the fees of outside counsel.

                  For purposes of this Lease, any transfer of less than fifty percent (50%) in the aggregate of stock, membership interest or partnership interest in Tenant shall not constitute an assignment.

         Tenant may, without Landlord's prior written consent, (a) sublet all or a portion of the Premises to any related corporation or entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or (b) assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets and property; provided that (i) in the case of an assignment, such successor entity assumes all of the obligations and liabilities of Tenant, (ii) in the case of an assignment or a sublease, such successor entity's net worth indicates that the entity has similar financial capability as Tenant and the ability to meet the obligations herein, and (iii) such subletting or assignment does not violate the terms of any deeds of trust encumbering the Building of which Tenant has been provided notice.

          Section 10.2 Restriction From Further Assignment. Any further assignment or subleasing shall be governed by the terms of this Article 10. No assignment or subleasing shall relieve Tenant from any of Tenant's obligations set forth in this Lease.

          Section 10.3 Landlord's Termination Rights. Intentionally Deleted.

          Section 10.4 Tenant's Failure to Comply. Tenant's failure to comply with all of the foregoing provisions and conditions of this Article 10 shall (whether or not Landlord's consent is required under this Article), at Landlord's option, render any purported assignment or subletting null and void and of no force and effect. Notwithstanding the foregoing, in the event Landlord receives written notice specifically stating that Tenant has failed to comply with the terms of this Article 10, then if Landlord desires to exercise its right to render the applicable sublease and/or assignment null and void, Landlord must do so within sixty (60) days of the date of receipt of such notice.

          Section 10.5 Sharing of Excess Rent. If Landlord consents to Tenant assigning its interest under this Lease or subletting all or any portion of the Premises, Tenant shall pay to Landlord (in addition to Rent and all other amounts payable by Tenant under this Lease) 50% of the rents and other considerations payable by such assignee or subtenant (net of brokerage commissions, improvement costs, legal fees and other reasonable costs and expenses incurred in connection with the assignment or subletting) in excess of the Rent otherwise payable by Tenant from time to time under this Lease. For the purposes of this computation, the additional amount payable by Tenant shall be determined by either (i) application of the rental rate per square foot for the Building or any portion thereof sublet, or (ii) the fair market rental rate for rooftop space or other space at the Premises sublet, as applicable. Said additional amount shall be paid to Landlord immediately upon receipt by Tenant of such Rent or other considerations from the assignee or subtenant.

                                   ARTICLE 11
                        DAMAGE BY FIRE OR OTHER CASUALTY

          Section 11.1 Tenantable Within 180 Days. If fire or other casualty shall render the whole or any material portion of the Premises untenantable, Landlord shall obtain an estimate for the time required to rebuild from a reputable licensed contractor, and shall forward the time estimate to Tenant within thirty (30) days from the date of such damage or destruction. If, pursuant to the estimate, the Premises can reasonably be expected to be made tenantable within one hundred eighty (180) days from the date of such event, then Landlord shall repair and restore the Premises and the Office Complex within such one hundred eighty (180) day period. In the event of the foregoing, this Lease shall remain in full force and effect.

          Section 11.2 Not Tenantable Within 180 Days. If, pursuant to the time estimate referenced in Section I I. I above, the Premises cannot reasonably be expected to be made tenantable within one hundred eighty (180) days from the date of the casualty event, then Tenant may, by written notice to Landlord within thirty (30) days from the date of Landlord's time estimate, terminate this Lease. Tenant's termination notice shall state a termination date which shall be at least thirty (30) days but no more than sixty (60) days from the date of the termination notice.

          Section 11.3 Damage Occurring at End of Term. Notwithstanding the terms of Sections 11.l and 11.2 above, in the event the Premises are damaged during the last twenty-four (24) months of the initial term to the extent of twenty-five percent (25%) or more of the replacement cost thereof, Landlord or Tenant may terminate this Lease by giving written notice of such termination to the other party within sixty (60) days of the date of the casualty. The termination notice shall specify a termination date at least thirty (30) days but not more than sixty (60) days after the date of such notice.

          Notwithstanding anything to the contrary contained in this Section 11.3, Tenant shall be entitled to nullify Landlord's termination notice by delivering to Landlord written notice ("Renewal Notice") of Tenant's exercise of any then outstanding renewal options granted to Tenant pursuant to Section
 16.32 of this Lease. The Renewal Notice shall be delivered within thirty (30) days of the date of Landlord's termination notice.

          Section 11.4 Uninsured Casualty. If an uninsured casualty event shall render any portion of the Premises or any material portion of the Office Complex untenantable, then so long as Landlord shall have had in effect all insurance required by the terms of this Lease, Landlord may, by notice to Tenant, mailed within thirty (30) days from the date of such damages or destruction, terminate this Lease effective upon a date within thirty (30) days from the date of such notice.

          Section 11.5 Deductible Payments. If the Premises or the Office Complex is damaged, and such damage is of the type insured against under the fire and special form property damage insurance required to be maintained by Landlord hereunder, the cost of repairing said damage up to the amount of the deductible under said insurance policy shall be paid by Tenant to the extent the same is reasonable and customary; provided, however, to the extent Tenant has remised a portion of the Building back to Landlord and Landlord has consented to same in writing, the deductible amount due from Tenant shall be reduced proportionately. If the damage is not covered by such insurance policies and Landlord elects to repair the damage, then Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies, and, if the damage was directly and exclusively caused by an act or omission of Tenant, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

          Section 11.6 Landlord's Repair Obligations. If fire or other casualty shall render the whole or any material part of the Premises untenantable and neither Landlord nor Tenant terminates this Lease pursuant to its rights herein, then Landlord shall repair and restore the Premises and the Office Complex to as near their condition prior to the fire or other casualty as is reasonably possible with all due diligence and speed and within the applicable time period required by this Article 11 (subject to delays for causes beyond Landlord's reasonable control) and the Rent for the period during which the Premises are untenantable shall be equitably abated (based upon the portion of the Premises which is untenantable). In no event shall Landlord be obligated to repair or restore any special equipment or improvements installed by Tenant at Tenant's expense.

          Section 11.7 Rent Apportionment. In the event of a termination of this Lease pursuant to this Article ll, Rent shall be apportioned on a per diem basis and paid to the date of the Lease termination.

          Section 11.8 Insurance Trustee. If Landlord fails to comply with its obligation to rebuild the Premises pursuant to this Article ll and Tenant elects to exercise its self-help rights as set forth in Section 14.7 hereof, upon receipt of written instructions from Tenant, Landlord shall inform its insurance company that Tenant has undertaken the rebuilding of the Premises and all insurance proceeds shall thereafter be placed with an insurance trustee and disbursed upon terms and conditions similar to those contained in an industry standard construction loan agreement.

                                   ARTICLE 12
                                 EMINENT DOMAIN

          Section 12.1 Tenant's Termination. If the whole of or a substantial part of the Premises is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render (in Tenant's reasonable judgment) the remaining portion of the Premises unsuitable for the purposes intended hereunder, then Tenant shall give Landlord written notice within thirty (30) days of receiving notice of the taking and the term of this Lease shall cease as of the day possession shall be taken by such public authority and Landlord shall make a pro rata refund of any prepaid rent. Subject to Section 12.2, all damages awarded for such taking under the power of eminent domain or any like proceedings shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord its interest, if any, in said award. Further, if all or any material part of the Office Complex is taken by public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render any remaining portion of the Premises unsuitable in Tenant's reasonable opinion, for the purposes intended hereunder, upon delivery of possession to the condemning authority pursuant to the proceedings, Tenant may, at its option, terminate this Lease as to the remainder of the Premises by written notice to Landlord, such notice to be given to Landlord within thirty (30) days after Tenant receives notice of the taking. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentences unless the business of Tenant cannot in Tenant's reasonable judgment be carried on with substantially the same utility and efficiency in the remainder of the Premises. Any notice of termination shall specify the date not more than sixty (60) days after the giving of such notice as the date for such termination.

          Section 12.2 Tenant's Participation. Provisions in this Article 12 to the contrary notwithstanding, Tenant shall have the right to prove in any condemnation proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses; provided, however, Tenant shall in no event have any right to receive any award for its interest in this Lease or for loss of leasehold. Provisions in this Article 12 to the contrary notwithstanding, in the event of a partial condemnation of the Office Complex or the Premises and this Lease is not terminated, Landlord shall, at its sole cost and expense, promptly restore the Premises and Office Complex to a complete architectural unit as near as possible to that condition which existed prior to such partial condemnation and the Base Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease shall be reduced to the fair market rent of the Premises after such taking.

                                   ARTICLE 13
                              SURRENDER OF PREMISES

          Section 13.1 Surrender of Possession. On the last day of the term of this Lease, or on the sooner termination thereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as herein provided, reasonable wear and tear and casualty loss excluded. On or before the last day of the term of this Lease, or the date of sooner termination thereof, Tenant shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises which Tenant is required to remove pursuant to the terms of this Lease. All property not removed within ten (10) days following receipt of notice from Landlord shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all abandoned property of Tenant from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manna in respect thereto. Tenant shall pay all reasonable costs and expenses of such removal, transportation and storage.

          Tenant shall reimburse Landlord upon demand for any reasonable expenses incurred by Landlord with respect to removal, transportation, or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair. All alterations, additions and fixtures, other than those which Tenant may, or is required to, remove pursuant to the terms of this Lease, shall remain the property of Landlord and shall be surrendered with the Premises as a part thereof. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of combinations on any vaults, locks and safes left on the Premises. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL TENANT BE LIABLE FOR, OR OTHERWISE BE OBLIGATED TO PAY, LOST ACTUAL OR POTENTIAL PROFITS OR

 ANY OTHER DAMAGES OF A CONSEQUENTIAL, SPECULATIVE, SPECIAL, PUNITIVE OR SIMILAR NATURE. THE TERMS OF THIS SECTION 13.1 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

          Section 13.2 Tenant Retaining Possession. In the event Tenant remains in possession of the Premises after expiration of this Lease, and without the execution of a new lease, but with Landlord's written consent, it shall be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that the Base Rent shall be 150% of the then current Base Rent for the Premises. In the event Tenant remains in possession of the Premises after expiration of this Lease and without the execution of a new lease and without Landlord's written consent, Tenant shall be deemed to be occupying the Premises without claim of right and Tenant shall pay a charge for each day of occupancy an amount equal to double the Base Rent and Additional Rant (on a daily basis) then due under this Lease. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL TENANT BE LIABLE FOR, OR OTHERWISE BE OBLIGATED TO PAY, LOST ACTUAL OR POTENTIAL PROFITS OR ANY OTHER DAMAGES OF A CONSEQUENTIAL, SPECULATIVE, SPECIAL, PUNITIVE OR SIMILAR NATURE.

                                   ARTICLE 14
                                DEFAULT OF TENANT

          Section 14.1 Events of Default. The occurrence of any one or more of the following events (in this Article sometimes called "Event of Default") shall constitute a default and breach of this Lease by Tenant:

          (a) If Tenant fails to pay any Base Rent or Additional Rant payable under this Lease or fails to pay any obligation required to be paid by Tenant when and as the same shall become due and payable, and such default continues for a period of ten (10) days after receipt of written notice thereof given by Landlord to Tenant.

          (b) If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of thirty (30) days after receipt of written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion within ninety (90) days. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this subsection is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

          (c) If Tenant, by operation of law or otherwise, violates the provisions of Article 10 hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease or in the Premises and such violation continues for ten (10) days after written notice from Landlord.

          (d) If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease, other than those referred to in Subparagraphs (a) and (c) of this Section 14.1, and such default will result in Landlord being subject to criminal liability, and such default shall continue after written notice thereof given by Landlord to Tenant, and Tenant fails to thereafter proceed timely and promptly with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with all due diligence, it being intended that in connection with a default which exposes Landlord to criminal liability that Tenant shall proceed immediately to cure or correct such condition with continuity and with all due diligence and in good faith.

          Section 14.2 Landlord's Remedies. Upon the occurrence of an Event of Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to the rights and remedies set forth below.

          (a) Termination of Possession. Terminate Tenant's right to possession of the Premises by exercising self-help or any other lawful means, in which case the Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to reenter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby, except for Landlord's gross negligence or willful misconduct. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                  (i) The equivalent of the amount of the Base Rent and Additional Rent which would be payable under this Lease by Tenant if this Lease were still in effect, less

                  (ii) The net proceeds of any commercially reasonable reletting affected pursuant to the provisions of Section 14.2(e) hereof after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation of the Premises, or any portion thereof, for such reletting.

                  Tenant shall pay such current damages in the amount determined in accordance with the terms of this Section 14.2 as set forth in a written statement thereof from Landlord to Tenant (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

          (b) Damages. At any time after an Event of Default and termination of this Lease, whether or not Landlord shall have collected any monthly Deficiency as set forth in Section 14.2, Landlord shall be entitled to recover from Tenant, in lieu of continuing monthly payments for the Deficiency, and Tenant shall pay to Landlord, on demand, as and for final damages for Tenant's default, an amount equal to the difference between the then present worth of the aggregate of the Base Rent and Additional Rent and any other charges to be paid by Tenant hereunder for the remainder of the term of this Lease, and the then present worth of the then aggregate fair and reasonable fair market rent of the Premises for the same period, net of the costs and expenses referenced in Section 14.2(a)(ii). In the computation of present worth, a discount rate equal to the discount rate of the Federal Reserve Bank of New York plus one percent (1%) shall be employed. If the Premises, or any portion thereof, shall be relet by Landlord on commercially reasonable terms for the unexpired term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of Rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained or contained in Section 14.2 shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

          (c) Reentry and Removal. Upon the occurrence of an Event of Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises to remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. If Landlord shall elect to reenter the Premises, Landlord shall not be liable for, and Tenant shall indemnify and hold Landlord harmless for, damages by reason of such reentry except for Landlord's gross negligence or willful misconduct.

          (d) No Termination; Recovery of Rent. If Landlord does not elect to terminate this Lease as provided in this Section 14.2, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled pursuant to this Article 14.

          (e) Reletting the Premises. In the event that Landlord should elect to terminate this Lease, Landlord shall use commercially reasonable efforts to relet the Premises on commercially reasonable terms, in which event it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

                  (i) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including but not limited to reasonable storage charges or reasonable brokerage commissions owing from Tenant to Landlord as the result of such reletting;

                  (ii) Second, to the payment of the reasonable costs and expenses of reletting the Premises, including alterations and repairs which Landlord, in its sole discretion, reasonably deems necessary in connection with such re-letting and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the said Premises and such reletting;

                  (iii) Third, to the payment of Rent and other charges due and unpaid hereunder, and

                  (iv) under this Lease.

          Fourth, to the payment of future Rent and other damages payable by Tenant

                  The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or Of Office Complex, and/or claim or injury or damage. In the event Landlord commences any proceeding to enforce this Lease or the Landlord/Tenant relationship between the parties or for nonpayment of Rent (of any nature whatsoever) or additional monies due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. In the event Tenant must, because of applicable court rules, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant covenant and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Landlord shall be severed out of the proceeding instituted by Landlord (and, if necessary, transferred to a court of different jurisdiction), and the proceedings, instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of each counterclaim or any other claim asserted by Tenant.

          Section 14.3 Written Notice of Termination Required. Landlord shall not be deemed to have terminated this Lease and the Tenant's right to possession of the leasehold or the liability of Tenant to pay Rent thereafter to accrue or its liability for damages under any of the provisions hereof, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease. Tenant covenants that the service by Landlord of any notice pursuant to the applicable unlawful detainer statutes of the state in which the Office Complex is located and the Tenant's surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to the service of, such notice, and such election be evidenced by a written notice to Tenant) be deemed to be a termination of this Lease or of Tenant's right to possession thereof.

          Section 14.4 Remedies Cumulative; No Waiver. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided at law or in equity whether or not stated in this Lease, including, without limitation, the right of self help, but subject to all applicable provisions of this Lease.

          No waiver by Landlord or Tenant ("Waiving Party") of a breach of any of the terms, covenants or conditions of this Lease by the other party ("Breaching Party") shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition therein contained. No waiver of any default of the Breaching Party hereunder shall be implied from any omission by the Waiving Party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver. The consent or approval by the Waiving Party to or of any act by the Breaching Party requiring the Waiving Party's consent or approval shall not be deemed to waive or render unnecessary the Waiving Party's consent to or approval of any subsequent similar acts by the Breaching Party.

          Section 14.5 Legal Costs. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any Event of Default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for an Event of Default to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action at such time as it is no longer subject to appeal. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord in any such claim or action.

          In addition, Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent in connection with any act which Tenant proposes to do and which requires Landlord's consent.

          Section 14.6 Waiver of Damages for Reentry. Intentionally Deleted.

          Section 14.7 Tenant Self-Help. Tenant may provide Landlord written notice if Landlord fails to (i) comply with any of its repair and maintenance obligations under this Lease, or (ii) comply with its obligations to provide services under the terms of this Lease, both subject to Unavoidable Delay (as defined in the Work Agreement). Tenant's written notice shall specify the action required to be taken, demand that Landlord proceed with such action, and indicate that Tenant may perform on Landlord's behalf if Landlord fails to timely respond. Landlord shall, within seven (7) days after receipt of such notice (or immediately after receipt of such notice if Landlord's failure to comply with its Lease obligations gives rise to an emergency), commence investigation of the cause of the asserted problem. Landlord shall promptly commence such repair or replacement, or other action, and diligently pursue completion thereof. In the event that (x) Landlord fails to respond to Tenant's notice within the foregoing seven (7) day period, or (y) fails to promptly commence, diligently pursue and ultimately complete same within thirty (30) days of commencement (or such shorter or longer period of time as is commercially reasonable under the circumstances) any action set forth in clauses (i) and (ii) above, then, if the repair, replacement or other action required to be taken does not affect the structure of the Building and does not affect the mechanical, electrical, plumbing or other base building systems then, upon written notice to Landlord, Tenant shall have the right to effect such repair or replacement, or pursue such other action as may reasonably be necessary in order to correct the condition; provided, however, in no event shall Landlord be liable for consequential or punitive damages. Landlord shall reimburse Tenant on demand for all of the reasonable costs and expenses incurred by Tenant in connection with such foregoing remedial activities plus an administrative overhead charge equal to twenty percent (20%) of the actual cost of repair. Any repair, replacement or other work performed by Tenant shall be performed in a good and workmanlike manner and in strict compliance with any Federal, state, local and municipal laws, rules, regulations and ordinances, and shall be performed by licensed and bonded contractors carrying customary insurance coverage, which insurance shall include Landlord as an additional insured. Notwithstanding anything to the contrary contained herein, no payment by Tenant shall be construed as a waiver of a default by Landlord under this
 Section 14.7.

                                   ARTICLE 15
                             SUBORDINATION/ESTOPPEL

          Section 15.1 Lease Subordinate. This Lease shall be subject and subordinate to any mortgage, deed of trust or ground lease now encumbering the Premises, the Office Complex, the Property, or any portion thereof by Landlord, its successors or assigns. The foregoing subordination shall be effective without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Provided Tenant receives a non-disturbance agreement substantially in the form attached hereto as Exhibit C, this Lease shall be further subject and subordinate to any future mortgages, deeds of trust or ground leases and any amendments, replacements, renewals and extensions thereof. Tenant agrees at any time hereafter, within fifteen (15) days following demand, to execute and deliver any instruments, releases, or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust or ground lease, provided such documents shall be reasonably acceptable to Tenant. It is agreed, nevertheless, that as long as Tenant is not in default in the payment of Base Rent, Additional Rent, and the payment of other charges to be paid by Tenant under this Lease, and the performance of all covenants, agreements and conditions to be performed by Tenant under this Lease beyond any applicable notice and cure period, then neither Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease as against any Landlord, mortgagee, trustee, or their successors or assigns shall be interfered with.

          Section 15.2 Attornment. Subject to the terms of this Article 15, in the event the holder of any mortgage, deed of trust or ground lease shall at any time elect to have this Lease constitute a prior and superior lien to its mortgage, deed of trust or ground lease, then, and in such event, upon any such holder or landlord notifying Tenant to that effect in writing, this Lease shall be deemed prior and superior in lien to such mortgage, deed of trust, ground lease, whether this Lease is dated prior or subsequent to the date of such mortgage, deed of trust or ground lease and Tenant shall execute such attornment agreement as may be reasonably requested by said holder or landlord, provided the form and content thereof are reasonably acceptable to Tenant and contain recognition and non-disturbance covenants satisfactory to Tenant.

          Section 15.3 Tenant's Notice of Default. Tenant agrees, provided the mortgagee, ground landlord or trust deed holder under any mortgage, ground lease, deed of trust or other security instrument ("Mortgagee") shall have notified Tenant in writing (by the way of a notice of assignment of lease or otherwise) of its address, Tenant shall give such Mortgagee, simultaneously with delivery of notice to Landlord, by registered or certified mail, a copy of any such notice of default served upon Landlord. Tenant further agrees that said Mortgagee shall have the right to cure any alleged default during the same period that Landlord has to cure such default.

          Section 15.4 Estoppel Certificates. Landlord and Tenant shall, each without charge at any time and from time to time, within fifteen (15) days after written request by the other party, but not more frequently than two (2) times in any twelve month period, certify, to the extent true, by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person transacting business with Landlord or Tenant and relating to the Premises:

          (a) That this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

          (b) The dates to which the Base Rent or Additional Rent have been paid in advance;

          (c) Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

          (d) Such other statements or certificates as Landlord, Tenant or any mortgagee may reasonably request.

          It is the intention of the parties hereto that any statement delivered pursuant to this Section may be relied upon by any of such parties transacting business with Landlord or Tenant and relating to the Premises. If Landlord or Tenant does not deliver such statement to the requesting party within such fifteen (15) day period, and such failure continues for five (5) additional days following receipt of a second notice stipulating that such continuing failure shall have the consequences set forth herein, the requesting party, and any applicable party transacting business relative to the Premises with the requesting party, may conclusively presume and rely upon the following facts:
 (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by the requesting party; (ii) that this Lease has not been canceled or terminated and is in full force and effect, except as otherwise represented by the requesting party; that the current amount of the Base Rent is as represented by the requesting party; that there have been no subleases or assignments of the Lease; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that the requesting party is not in default under the Lease. In such event, the non-requesting party shall be estopped from denying the truth of such facts.

                                   ARTICLE 16
                                  MISCELLANEOUS

          Section 16.1 Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

          Section 16.2 Memorandum of Lease. Upon not less than ten (10) days prior written request by either party, the parties hereto agree to execute and deliver to each other a Memorandum Lease, in recordable form, setting forth the following:

          (a)     The date of this Lease;

          (b)     The parties to this Lease;

          (c)     The term of this Lease;

          (d)     The legal description of the Premises; and

          (e) Such other matters reasonably requested by Landlord or Tenant to be stated therein.

          The cost of recording the memorandum and all taxes related thereto shall be at the expense of the requesting party. Upon the expiration or earlier termination of this Lease, or upon the termination of Tenant's right to possession of the Premises, Tenant shall execute and deliver to Landlord within ten (10) days after receipt of Landlord's written request therefor, a termination of such memorandum of lease. In the event Tenant fails to deliver such termination of the memorandum of lease to Landlord upon the expiration of such ten (10) day period, Landlord shall be permitted to execute and record such termination, and Tenant hereby appoints Landlord as its attorney-in-fact to execute such termination on behalf of Tenant. The terms and conditions of this Section 16.2 shall survive the expiration or early termination of this Lease.

          Section 16.3 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

          Section 16.4 Broker. Landlord and Tenant represent to each other that they have not dealt with any brokers in connection with this Lease except Julien J. Studley, inc. and The Charles E.

 Smith Companies, who will be paid by Landlord pursuant to a separate agreement. Landlord and Tenant shall indemnify and hold each other harmless against any claims for brokerage or other commissions arising by reason of a breach of the aforesaid representation and warranty .

          Section 16.5 Notices. All notices, demands and requests shall be in writing, and shall be effectively served by forwarding such notice, demand or request by certified or registered mail, postage prepaid, or by commercial overnight courier service, or by hand delivery with signed receipts, addressed as follows:

          (a) If addressed to Tenant:

          Stanford Telecommunications, Inc. (prior to the Commencement Date) 1761 Business Center Drive Suite 300 Reston, Virginia 20190 Attn: Kim Kreider (after the Commencement Date: The Premises)

          with a copy to:

          Watt Tieder & Hoffer 7929 Westpark Drive, Suite 400 McLean, Virginia 22102 Attn: John G. Lavoie, Esq.

          (b) If addressed to Landlord:

          Opus East, L.L.C. 6707 Democracy Boulevard Suite 5 10 Bethesda, Maryland 208

          with a copy to:

          Opus U.S. Corporation 700 Opus Center 9900 Bren Road Minnetonka, Minnesota 55343 Attn: Dan F. Nicol, Esq.

          and

          Hazel & Thomas, P.C. 3110 Fairview Park Drive Suite 1400 Falls Church, Virginia 22042 Attn: Donna P. Shafer, Esq.

          or at such other address as Landlord and Tenant may hereafter designate by written notice to the other party. The effective date of all notices shall be (i) three (3) days after the date of mailing if sent by United States Postal Service, (ii) the date of delivery if sent by a nationally recognized overnight courier service, or (iii) the date of receipt if sent by hand delivery with signed receipts.

          Section 16.6 Landlord's Agent. All rights and remedies of Landlord under this Lease or that may be provided by law may be executed by Landlord in its own name individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Article 14, may be commenced and prosecuted to final judgment and execution by Landlord in its own name or in the name of its agent.

          Section 16.7 Quiet Possession. Landlord covenants and agrees that Tenant, upon paying the Base Rent, Additional Rent and other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept and performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation by Landlord or by any person claiming under or through Landlord.

          Section 16.8 Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of the Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

          Section 16.9 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

          Section 16.10 No Abandonment or Waste. Tenant covenants not to do or suffer any waste or damage or disfigurement or injury to the Premises or Office Complex.

          Section 16.11 Transfers by Landlord. The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners of the Office Complex at the time in question, and in the event of any transfer or transfers or conveyances the then grantor shall be automatically freed and released (except to the extent otherwise provided in Section 16.20 hereof) from all liability accruing from and After the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Landlord contained in this Lease to be performed so long as the successor landlord agrees to assume the original landlord's obligations and a copy of such instrument is promptly delivered to Tenant. It is intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on the Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

          In the event of a sale or conveyance by Landlord of the Office Complex or any part of the Office Complex, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be personally obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease. Notwithstanding anything to the contrary contained in this Section 16.11, Landlord shall not assign its interest in this Lease prior to the Commencement Date without the prior written consent of Tenant.

          Section 16.12 Headings. The marginal or topical headings of the several articles and sections are for convenience only and do not define, limit or construe the contents of said articles and sections.

          Section 16.13 Written Agreement. All preliminary negotiations are merged into and incorporated in this Lease, except for written collateral agreements executed contemporaneously herewith.

          Section 16.14 Modifications or Amendments. This Lease can only be modified or amended by an agreement in writing signed by the parties hereto. No receipt of money by Landlord from Tenant or any other person after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord's consent is required, unless specifically agreed to in writing by Landlord. Any amounts received by Landlord may be allocated to any specific amounts due from Tenant to Landlord as Landlord determines.

          Section 16.15 Landlord Control. Landlord shall have the right to temporarily close any portion of the building area or land area to the extent as may, in Landlord's reasonable opinion, be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein.

          Section 16.16 Utility Easement. Provided such does not materially interfere with Tenant's business or reduce the size or utility of the Premises as contemplated by this Lease, Tenant shall permit Landlord (or its designees) to erect, use, maintain, replace and repair pipes, cables, conduits, plumbing, vents, and telephone, electric and other wires or other items, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem necessary or appropriate for the proper operation and maintenance of the Office Complex.

          Section 16.17 Not Binding Until Properly Executed. Employees or agents of Landlord have no authority to make or agree to make a lease or other agreement or undertaking in connection herewith. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officers of Landlord and by Tenant. Tenant confirms that Landlord and its agents have made no representations or promises with respect to the Premises or the making of or entry into this Lease except as in this Lease expressly set forth, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, breach of any representations or promises not expressly stated in this Lease. This Lease, except for the Building Rules and Regulations, in respect to which Section
 16.18 of this Article shall prevail, can be modified or altered only by agreement in writing between landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

          Section 16.18 Building Rules and Regulations. Tenant shall perform, observe and comply with the Building Rules and Regulations of the Office Complex as set forth below, with respect to the safety, care and cleanliness of the Premises and the Office Complex, and the preservation of good order thereon, and, upon written notice thereof to Tenant, Tenant shall perform, observe, and comply with any changes, amendments or additions thereto as from time to time shall be established and deemed advisable by Landlord for tenants of the Office Complex. Notwithstanding the foregoing, in no event shall any amendments or revisions to the Rules and Regulations change or alter Tenant's obligations or rights under this Lease, and in the event of a discrepancy between the Rules and Regulations and the Lease, the Lease shall govern.

          Section 16.19 Compliance with Laws and Recorded Covenants. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be in force, and with the requirements of any fire insurance underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Tenant shall use the Premises and comply with any recorded covenants, conditions, and restrictions affecting the Premises and the Office Complex as of the commencement of the Lease or which are recorded during the Lease term following notice to and acceptance by Tenant.

          Except as specifically provided in the Work Agreement, Tenant shall have the responsibility to comply with the requirements of the ADA in the Premises only after the Commencement Date. As used in this Lease, "ADA" shall mean the Americans with Disabilities Act of 1991, 42 U.S.C. ss. 12.101 et seq. and all regulations applicable thereto promulgated as of the date hereof (collectively, "ADA").

          Section 16.20 Obligations Survive Termination. All obligations of Landlord and Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment or repayment/refund obligations with respect to Operating Expenses, insurance premiums, and Real Estate Taxes and all obligations concerning the condition of the Premises.

          Section 16.21 Tenant's Waiver. Intentionally Deleted.

          Section 16.22 Authorization. Landlord and Tenant shall furnish to each other, within ten (10) business days of written request from the other party, a corporate resolution, proof of due authorization of partners, or other appropriate and reasonable documentation evidencing the due authorization to enter into this Lease.

          Section 16.23 No Partnership or Joint Venture. This Lease shall not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

          Section 16.24 Landlord's Right to Substitute Premises. Intentionally Deleted.

          Section 16.25 Tenant's Obligation to Pay Miscellaneous Taxes. Tenant shall pay, prior to delinquency, all taxes assessed or levied upon its occupancy of the Premises, or upon the trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises, and when possible Tenant shall cause such trade fixtures. furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's trade fixtures, furnishings, equipment or other personal property, or Tenant's occupancy of the Premises, shall be assessed and taxed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes within thirty (30) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's personal property.

          Section 16.26 Signs. In addition to the signs shown on the Final Plans and Specifications, Tenant may erect additional signs on the exterior or interior of the Building or on the landscaped area adjacent thereto, provided that such sign or signs are acceptable to Landlord in Landlord's reasonable discretion, and such signs (a) do not cause any structural damage or other damage to the Building; (b) do not violate applicable governmental laws, ordinances, rules or regulations; (c) do not violate any existing restrictions affecting the Premises; and (d) are compatible with the architecture of the Building and the landscaped area adjacent thereto. Landlord further agrees that Tenant's name and the names of its key employees shall be listed on the lobby directory of the Premises without additional cost to Tenant.

          Section 16.27 Exhibits. The following are made a part hereof, with the same force and effect as if specifically set forth herein:

        (a)  Exhibit  A - Legal  Description  of the Land
        (b)  Exhibit  B - Work Agreement
        (c)  Exhibit  C - Non  Disturbance  Agreement
        (d)  Exhibit  D - Intentionally  Deleted
        (e)  Exhibit  E - Rules and Regulations
        (f)  Exhibit  F - Base Building

          Section 16.28 Landlord's Limited Liability. Anything contained in this Lease to the contrary notwithstanding, but subject to the terms of this Section 16.28, from and after the Final

 Completion of the Building (as defined in the Work Agreement), Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Premises or the proceeds from the sale, transfer, foreclosure, refinance or conversion thereof, and insurance and condemnation proceeds for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or Landlord of the Premises. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. In the event Tenant obtains a final, non-appealable judgment against Landlord, but the estate and property of Landlord in the Premises are not sufficient to satisfy the judgment, then Tenant may, at its option, offset the judgment against Rent coming due under the Lease and, if the judgment remains unsatisfied as of the end of the term, extend the term and continue to offset its Rent obligations.

          Section 16.29 Rooftop Rights. Subject to Landlord's review and prior written approval, which shall not be unreasonably withheld, and subject to compliance with applicable laws and all restrictions of record, Tenant shall, at all times during the term of this Lease, have the right to use the Building's shafts for conduits between the Premises and the roof of the Building for the installation and maintenance of conduits and cables to extend to communications equipment located or to be located on the roof. Further, subject to availability of space and Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed) of the size, location, esthetics, and height thereof, Tenant shall have the right at all times to install and operate microwave or satellite dishes or other antenna communications system on the roof of the Building subject to compliance with all applicable laws and all restrictions of record. Landlord's approval rights shall include without limitation, review and approval of the procedures and personnel with respect to installation, maintenance, and operation. Tenant shall not be obligated to pay rental for any equipment which may be installed. Use of such roof space shall be subject to reasonable rules and regulations specified by Landlord and to Tenant's obtaining such insurance coverage as Landlord shall reasonably require. At the expiration or earlier termination of the Lease, Tenant, at its expense, shall remove the communications equipment. Any work required to restore the roof or any other part of the Building from any damage occasioned by the installation, maintenance, relocation or removal of the communications equipment shall be borne by Tenant. Tenant shall indemnify and hold harmless Landlord from all costs, damages, expenses, liabilities, and suits, including reasonable attorneys' fees, occasioned by Tenant's installation, maintenance, relocation, removal or use of the communications equipment, including without limitation, any damage to property and/or injury or death to persons caused thereby from the installation, maintenance, and operation. The installation, maintenance, relocation, and removal of the communications equipment will be performed in such a manner as not to interfere with the operation of the Building. All communications equipment shall be maintained by the Tenant at Tenant's sole cost and expense in good and safe condition. The communications equipment shall be used solely by Tenant in the ordinary course of its business, and Tenant shall not allow any parties other than Tenant to use such equipment or the rooftop without Landlord's prior written consent, not be unreasonably withheld. The terms of this Section 16.29 shall survive the expiration or earlier termination of this Lease.

          Section 16.30 Parking. Notwithstanding anything to the contrary contained in this Lease, if any event or action or omission by Landlord renders the parking areas for the Building and/or Tenant's parking space allocation (including reserved spaces, if any) for whatever reason inaccessible or unusable, or which causes the number of parking spaces for the Premises to be reduced below applicable Loudoun County code requirements (which reasons may include but are not limited to repairs, maintenance, casualty, condemnation, or displacement or dislocation caused by future construction), Landlord shall immediately provide substitute parking areas for Tenant's use and its invitees which areas shall (i) cause no net reduction in Tenant's parking space allocation, (ii) be similarly convenient in terms of location, quality and safety, and (iii) except in the case of an emergency, be designated by prior written notice to Tenant with the exact location of such substitute parking areas subject to Tenant's approval not to be unreasonably withheld, conditioned or delayed. In no event shall Landlord charge any separate or additional charge or rent for use of the parking areas located on the Property from time to time.

          Section 16.31 Measurement of Premises. As used in this Lease, the term "net rentable area" shall mean the number of square feet as measured in accordance with the June, 1996 Building Owners and Managers Association Standard Method of Measurement.

          Section 16.32 Renewal Option. Tenant shall have the right to renew and extend the term of this Lease for the Renewal Term (herein so called) upon and subject to the following terms and conditions:

          Tenant may extend this Lease for one (1) Renewal Term of five (5) years by Tenant's giving Landlord a Renewal Notice no more than twelve (12) months and no less than nine (9) months prior to the expiration of the initial term. Such Renewal Term shall commence immediately upon the expiration of the initial term and upon exercise of such renewal option the expiration date of the term shall automatically become the last day of the Renewal Term. If Tenant does not renew the Lease in a timely manner for the Renewal Term, then Tenant's rights with respect to such Renewal Term shall expire and be of no further force and effect.

          The exercise by Tenant of the renewal option set forth herein must be made, if at all, by delivery of the Renewal Notice to Landlord on or before the dates set forth above. Once Tenant shall exercise such renewal option, Tenant may not thereafter revoke such exercise. At Landlord's election, Tenant's renewal option shall terminate and be of no further force or effect if (i) an Event of Default exists under the Lease at the time Tenant attempts to exercise its renewal option, (ii) Tenant defaults under any provision of the Lease after exercising its renewal option and such default continues beyond any applicable cure period provided in the Lease, (iii) at any time during the Term of the Lease, as extended, Tenant assigns the Lease to a third party, or (iv) at the time Tenant attempts to exercise its renewal option, Tenant has subleased or has demonstrated an intention to sublease more than fifty percent (50%) or more of the Premises to an unrelated third party.

          Tenant shall take the Premises "as is" for the Renewal Term and, other than as may then be a component of the "Fair Market Rental Rate", Landlord shall have no obligation to make any improvements or alterations to same; provided, however, Landlord shall comply with its repair and maintenance obligations as set forth in this Lease.

          Annual Base Rent for the Renewal Term shall be the "Fair Market Rental Rate" multiplied by the number of square feet of net rentable area in the Building, but in no event less than the Base Rent for the last Lease Year of the initial term. Within thirty (30) days after the date of Tenant's Renewal Notice, Landlord and Tenant shall endeavor in good faith to agree upon the Fair Market Rental Rate applicable to the Building for each year of the Renewal Term. In the event Landlord and Tenant are unable to agree upon the Fair Market Rental Rate within the aforesaid thirty (30) day period, Landlord and Tenant shall each select a broker to determine the Fair Market Rental Rate within thirty-five (35) days after the date of the Renewal Notice. Each broker shall make an independent determination of the Fair Market Rental Rate of the Building for each year of the Renewal Term. If the two brokers so appointed agree on the Fair Market Rental Rate for each year of the Renewal Term within forty (40) days after the date of the Renewal Notice, the Fair Market Rental Rate shall be the amount determined by them.

          If the two brokers so appointed do not agree on the Fair Market Rental Rate within forty (40) days after the date of the Renewal Notice, the two brokers shall jointly appoint a third broker on or before the forty-fifth
 (45th) day after the date of the Renewal Notice. The third broker shall make a valuation within fifty (50) days after the date of the Renewal Notice and the Fair Market Rental Rate for each year of the Renewal Term shall be an amount equal to the quotient obtained by dividing the sum of the Fair Market Rental Rates determined by the two brokers who were closest to each other in amount, by two.

          Each broker appointed shall be an individual of recognized competence who has a minimum of ten (10) consecutive years' experience in the leasing of office space in the suburban Northern Virginia area immediately preceding such engagement. All valuations of the Fair Market Rental Rate shall be in writing, shall be expressed in terms of an annual rent per square foot of rentable area, and shall take into consideration that the Premises are to be taken in "as is" condition for any renewal period. Each broker shall determine the Fair Market Rental Rate on the basis of all relevant factors affecting Fair Market Rental Rates such as concessions then being offered in the marketplace. The party appointing each broker shall be obligated, promptly after receipt of the valuation report prepared by the broker appointed by such party, to deliver a copy of such valuation report to the other party in the manner provided elsewhere in this Lease for the giving of notices. If a third broker is appointed, the third broker shall be directed, at the time of his appointment, to deliver copies of his valuation report, promptly after its completion, to Landlord and Tenant in the manner provided elsewhere in this Lease for the giving of notices. The expenses of each of the first two brokers appointed shall be borne by the party appointing such broker. The expenses of the third broker appointed shall be paid one-half by Landlord and one-half by Tenant.

          Tenant shall not be entitled to any rental abatement concessions, additional renewal options or other similar concessions during any Renewal Term, except to the extent they constitute part of the determination of the Fair Market Rental Rate.

          Except as set forth herein, the leasing of the Premises for the Renewal Term shall be upon the same terms and conditions as are applicable for the initial term and shall be upon and subject to all of the provisions of this Lease, including, without limitation, the obligation of Tenant to pay any costs or amounts payable by Tenant to Landlord under the Lease.

          Tenant's rights under this Section 16.32 shall be personal to Tenant and shall not inure to the benefit of any assignee or occupant of the Premises other than an assignee which is a successor corporation into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets and property, or to any subsidiary, affiliate or parent company of Tenant, or any subsidiary of the parent company of Tenant.

          Section 16.33 Right of First Offer to Purchase. Landlord shall notify Tenant of its intent to market the Property for sale, and shall accord Tenant thirty (30) days from the date of notice (which notice shall include the purchase price to be sought by Landlord) to reach agreement with Landlord on terms and conditions of sale, in which event, the parties will enter into a contract memorializing such terms and proceed to closing. If the parties do not reach agreement within such thirty (30) day period, Landlord shall have the absolute right to sell the Property to any other party on such terms and conditions as may be acceptable to Landlord in its sole discretion.

          Section 16.34 Indoor Air Quality. The party performing the property management functions shall have the Building tested for indoor air quality on an annual basis. To the extent Landlord is serving as property manager, (i) the costs of the tests shall constitute an Operating Expense, (ii) Landlord shall promptly provide to Tenant copies of such annual written test reports relating to the air quality in the Building, or any other written report, information, or data prepared as an evaluation of the indoor air quality of the Building, and (iii) Landlord shall implement recommendations set forth in the report as appropriate to cause all air quality in the Building to conform to then existing local, state or federal regulations and the costs arising in connection with such implementation shall constitute Operating Expenses.

          In the event that any problem with indoor air quality which is caused by the negligent actions or omissions of Landlord or Landlord's licensees, employees, agents, contractors or invitees use or occupancy of the Building prevents Tenant from conducting its business in the Building for five (5) consecutive business days, then beginning on the sixth (6th) consecutive business day, Tenant's obligation to pay Rent shall abate until the air quality condition is corrected and Tenant is able to resume its business operations in the Building.

          Tenant covenants and agrees that the Building shall be a "smoke free" building.

          Section 16.35 Landlord's Representations and Warranties. Landlord is the contract purchaser of the Property pursuant to the Standard Retail Purchase and Sale Agreement ("Purchase Contract") between Landlord as buyer and Washington Engineering Associates Limited Partnership ("WEALP") dated April 23, 1997. The Purchase Contract contains certain representations and warranties ("Contract Reps") from WEALP as the owner to Landlord as the buyer. Landlord represents and warrants that the substance of the Contract Reps is included in the representations and warranties contained in this Section 16.35. as follows.

          In connection therewith, Landlord represents and warrants to Tenant

          (i) To the best of Landlord's knowledge and belief and based on an environmental report to be prepared by ECS Limited, a copy of which will be delivered to Tenant after receipt by Landlord, there are no Hazardous Materials on, in or under the Property, Building or Office Complex. Landlord further represents that the current owner of the Property ("Owner") has not provided Landlord with, nor has Landlord otherwise received, copies of any summons, citation, directive, notice, complaint, letter or other written communication, from the United States Environmental Protection Agency or other governmental authority concerning any alleged violation of any environmental law or rule or regulation at the Property. Landlord further represents and warrants that, to its actual knowledge, there are no buried fuel tanks within the Property or the Option Parcel (as defined in the Purchase Contract) or within any land adjoining or in the immediate vicinity of either. The representations and warranties contained in this Section 16.35 shall be true and correct as of the Commencement Date, and Landlord shall indemnify Tenant and hold it harmless against any claims, damages, losses or liabilities (including reasonable attorney's fees) incurred by Tenant and arising from any breach of same.

          (ii) To the best of Landlord's knowledge and belief, the Premises will be in compliance with applicable laws, statutes, ordinances and regulations in effect as of the Commencement Date. Landlord hereby agrees that Tenant shall have no responsibility for failure of the Premises or the Office Complex to comply with applicable laws, statutes, ordinances and regulations which are in effect and applicable to the Premises or the Office Complex as of the Commencement Date.

         (iii) As of the Commencement  Date, the Premises shall be in compliance
 with  all  recorded  covenants,   conditions  and  restrictions  affecting  the
 Premises.

          (iv) To the best of Landlord's knowledge and belief, the Premises will be in compliance with the requirements of the ADA as of the Commencement Date. Landlord further represents and warrants that the work to be performed in accordance with the Work Agreement shall be in compliance with or shall be made to comply with the requirements of the ADA;

 provided, however, Landlord shall not be responsible for any ADA non-compliance arising from Tenant's Space Plan prepared by Tenant's Architect (as such terms are defined in the Work Agreement).

          (v) To the best of Landlord's knowledge, fiber optic service is available to the development of which the Property is a part. Landlord will cooperate with Tenant at Tenant's sole cost and expense to bring the fiber optic service to the Premises, if requested.

          (vi) Based on a representation and warranty from Owner contained in the Purchase Contract, Owner has not received any written notice of any violation ("Violation Notice") of any applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Property. Landlord further represents and warrants that it has not received any Violation Notice relating to the Property.

          (vii) Based on a representation and warranty from Owner contained in the Purchase Contract, there is no pending, or to Owner's actual knowledge, threatened condemnation or similar proceeding affecting the Property or any portion thereof, and Owner has no knowledge that any such action is presently contemplated. Landlord represents and warrants that to its actual knowledge, there is no such condemnation proceeding affecting any portion of the Property, and Landlord does not have knowledge that a condemnation proceeding affecting the Property is contemplated.

          (viii) Based on a representation and warranty from Owner contained in the Purchase Contract, (a) Owner has granted to no other person, firm corporation or other entity any right or option to acquire the Property or any portion thereof or any interest therein from Owner, and (b) Owner shall not enter into any other agreement, contract or option to sell the Property or any portion thereof or interest therein with any other person, firm or entity during the term of the Purchase Contract. Landlord represents and warrants that, to its knowledge, neither Landlord nor Owner has granted any other person, firm, corporation or entity any right or option to acquire any portion of the Property or the Option Parcel.

          (ix) Based on a representation and warranty from Owner contained in the Purchase Contract, Owner has not received any notice regarding proceedings to change the zoning or land use classification of the Property or the conditions applicable thereto. Landlord represents and warrants that it has not received any such notice to change the zoning applicable to the Property.

          (x) Based on a representation and warranty from Owner contained in the Purchase Contract, Owner has not received any notice that the Property was ever used as a landfill or as a garbage dump during the period of Owner's ownership. Landlord represents and warrants that it has not received any notice that the Property was ever used as a landfill or a garbage dump during the period of Owner's ownership.

          (xi) Based on a representation and warranty from Owner contained in the Purchase Contract, neither Owner nor any of its agents or employees have made unrecorded commitments or side agreements with any governmental authority, utility company, school board, church or other religious body, or any homeowners or homeowners' association or with any other organization, group, party, or individual (collectively, "Side Agreements"), relating to the Property which would impose an obligation upon Landlord or its successors or assigns to make any contribution or dedication of money or land or to construct, install, or maintain any improvements of a public or private nature on or off the Property. Landlord represents and warrants that, to its knowledge, Owner has not entered into any such Side Agreements.

         (xii) Based on a representation and warranty from Owner contained in the Purchase Contract, Owner has not received written notice ("Preservation Notice") that the Property has been identified by any governmental body or private organization as the habitat of any species of plant or animal which is endangered or which requires special conservation measures. Landlord represents and warrants that Landlord has not received any such Preservation Notice.

         (xiii) Based on a representation and warranty from Owner contained in the Purchase Contract, Owner has not received written notice that any human burial grounds or archaeological sites have been identified as existing upon the Property and Owner has not received written notice that any improvements upon the Property have been designated by any governmental authority as having special architectural or historical significance. Landlord represents and warrants that, to its knowledge, the Property has not been so designated as having special architectural or historical significance.

          (xiv) After Closing (as defined in the Purchase Contract), Landlord will own fee simple title to the Property, free and clear of all restrictions, liens, encumbrances, easements, exceptions, covenants, conditions and reservations, except for Permitted Exceptions (as defined in the Purchase Contract), financing agreements for which Tenant has received a non-disturbance agreement as contemplated by Section 15.1 of this Lease, and other title matters expressly permitted by the terms of this Lease.

          Section 16.36 Expansion Option.

          Landlord intends to purchase the parcel ("Expansion Parcel") immediately adjacent to the Land containing approximately 5.5 acres upon the terms and conditions more particularly set forth in the Purchase Contract. The Expansion Parcel is also known as parcel L-3. Tenant shall be entitled to lease the Expansion Parcel and the Expansion Building (as hereinafter defined) on the terms and conditions set forth in this Section 16.36.

          If Tenant desires to lease the Expansion Parcel and the Expansion Building (collectively, the "Expansion Premises"), Tenant shall give Landlord written notice prior to the first anniversary of the Commencement Date. If Tenant fails to timely give Landlord such written notice, time being of the essence, Tenant's expansion option shall automatically expire and be of no further force or effect. Tenant shall not have the right to exercise this expansion option if, at any time prior to the time Tenant takes occupancy of the Expansion Premises, Tenant has defaulted under the Lease beyond any applicable notice and cure period contained in the Lease.

          If Tenant timely gives Landlord written notice of its desire to exercise its expansion option in accordance with this Section 16.36, Landlord shall commence and thereafter diligently pursue completion of the Expansion Building on the Expansion Parcel. As used herein, the term "Expansion Building" shall mean and refer to an of Office building containing no less than 40,000 square feet of net rentable area and incorporating building materials and leasehold improvements, the quantity and quality of which shall be substantially similar to the Building to be built pursuant to the Work Agreement. Notwithstanding the foregoing, Landlord shall incorporate all changes to the Expansion Building requested by Tenant which are acceptable to Landlord in its sole but reasonable discretion. Also notwithstanding anything to the contrary contained in this Section 16.36, Landlord shall be entitled to construct the Expansion Building such that it contains more than 40,000 square feet of net rentable area, in which event (i) "Expansion Premises" shall only refer to the number of square feet of net rentable area in the Expansion Building to be leased by Tenant (but in no event less than 40,000 square feet of net rentable area), and not the entire Expansion Building and the Expansion Parcel; (ii) Landlord shall be entitled to lease the excess space in the Expansion Building to third parties; and (iii) Landlord shall assume all property management responsibilities for the Expansion Building and Tenant shall only be responsible for its proportionate share of the costs and expenses incurred in connection with same.

          The Expansion Building shall be constructed within eighteen (18) months of the date of Tenant's notice exercising its expansion option, subject to all the same delay provisions as are applicable to the construction of the Building. Tenant shall lease the Expansion Premises for a minimum term of ten
 (10) years, commencing on the date of Final Completion of the Expansion Building, and ending on the tenth (10th) anniversary of such date.

          Tenant shall commence payment of Base Rent, Additional Rent and all other applicable sums with respect to the Expansion Premises immediately upon Landlord's Final Completion of same. Base Rent for the Expansion Premises shall be equal to the product of (i) the then-currently escalated Base Rent rate for the Premises as set forth in the Lease, and (ii) the greater of (x) 40,000 square feet of net rentable area, or (y) the number of square feet of net rentable area contained in the Expansion Premises. Base Rent for the second and all subsequent years during the term for the Expansion Premises shall be recomputed in accordance with the rental escalation provisions applicable to the Premises, provided the number of square feet of net rentable area for the Expansion Premises shall not be less than 40,000 for purposes of computing rent. At the time the Expansion Premises are added to the Premises, the Term of the Lease for the initial Premises shall be automatically extended such that the Term of the Lease for both the initial Premises and the Expansion Premises shall expire on the tenth (l0th) anniversary of the date of Final Completion of the Expansion Premises, unless sooner terminated.

          Tenant's rights under this Section 16.36 shall be personal to Tenant and shall not inure to the benefit of any assignee or occupant of the Premises other than an assignee which is a successor corporation into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets and property, or to any subsidiary, affiliate or parent company of Tenant, or any subsidiary of the parent company of Tenant.

          Landlord and Tenant acknowledge that, given the uncertainties of Tenant's expansion needs and Landlord's opportunities to accommodate additional parties in the Expansion Building, it is not possible to set out all the terms and conditions relative to Tenant's leasing the Expansion Premises as of the date of this Lease. As such, if Tenant exercises its expansion right in accordance with the terms of this Lease, Landlord and Tenant shall, in good faith, negotiate a lease amendment which addresses all matters relative to such expansion; provided, however, the parties agree that, to the extent reasonably possible, the leasing of the Expansion Premises shall be on and subject to the same terms and conditions as are applicable to the leasing of the initial Premises. In the event Landlord and Tenant are unable to finalize the terms of the lease amendment within sixty (60) days after the date on which Tenant gives Landlord written notice exercising the option,

 Tenant's Expansion Option shall automatically expire and be of no further force and effect unless the sixty (60) day period is extended by mutual agreement of Landlord and Tenant.

          Section 16.37 Refurbishing. In the event Tenant elects to paint, re-carpet or make other leasehold improvements to the Premises After the fifth
 (5th)  anniversary of the Commencement  Date,  Landlord shall,  subject to this
 Section 16.37, finance a portion of Tenant's costs incurred in connection therewith up to an amount equal to the product of $5.00 and the number of square feet of net rentable area contained in the Premises ("Refurbishing Loan"). The items for which the proceeds of the Refurbishing Loan may be used shall be subject to Landlord's prior written approval, such approval not to be unreasonably withheld.

          If Tenant desires the Refurbishing Loan, then prior to the sixth (6th) anniversary of the Commencement Date Tenant shall deliver to Landlord (i) a certificate signed by an officer of Tenant stating that the refurbishing work is complete; (ii) final lien waivers from all subcontractors performing the refurbishing work; and (iii) paid invoices related to the refurbishing work. So long as Tenant is not then in default under the terms of the Lease beyond any applicable notice and cure period provided in Section 14.1 hereof, Landlord shall disburse the Refurbishing Loan proceeds to Tenant within thirty (30) days of receipt of the items referenced above.

          The  Refurbishing  Loan  shall  bear  interest  at 9% per  annum  (the
 "Interest Rate"). Commencing on the first (1st) day of the month next succeeding the date on which the Refurbishing Loan proceeds are distributed to Tenant and continuing monthly thereafter, Tenant shall pay to Landlord monthly installments sufficient in amount to fully amortize all principal and interest during the period remaining in the Term of the Lease (approximately 5 years). Such payments shall, for collection and Default purposes, constitute Additional Rent.

          The entire unpaid balance of the Refurbishing Loan, including accrued and unpaid interest, shall be accelerated and become immediately due and payable in full upon the expiration or earlier termination of the Term of the Lease.

          All refurbishing work shall be carried out in accordance with the provisions of this Lease, including, without limitation, the provisions of
 Article 8 governing improvements to the Premises by Tenant.

          Section 16.38 Site License. Landlord acknowledges that Tenant is currently negotiating with WEALP for a license to allow Tenant to maintain and operate a telescope on other property owned by WEALP in the vicinity of the Property. If, at any time during the term of this Lease, Tenant desires to relocate the telescope onto the Property or the Expansion Parcel, then provided Tenant is not in default beyond any applicable notice and cure period, Landlord and Tenant shall use good faith efforts to negotiate a mutually acceptable license agreement for the relocation of the telescope onto the Property or the Expansion Parcel.

          IN WITNESS WHEREOF the parties have executed this Lease as of the day and year first above written.

          Landlord:

          Opus East, L.L.C.

          By                                     [SEAL]

          Its PRESIDENT

          Tenant:

          Stanford Telecommunications, Inc.

          By

          Its                                    [SEAL]